THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A
CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED
WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

LEASE

(Single Tenant; Stand-Alone; Net)

BETWEEN

XILINX, INC.

AND

SONICWALL, INC.

EXHIBITS

  Exhibit A                                Floor Plan of Premises
  Exhibit B                                Diagram of Site
  Exhibit C                                Tenant’s Insurance
  Exhibit D                                Rules and Regulations
  Exhibit X                                Work Letter
  Exhibit Y                                Basic Rent and Security Deposit

LEASE
(Single Tenant; Net)

THIS LEASE is made as of the 19th day of June, 2009, by and between XILINX, INC., a Delaware corporation, hereafter called “Landlord,” and SONICWALL, INC., a California Corporation, hereinafter called “Tenant.”

ARTICLE I.

BASIC LEASE PROVISIONS

Each reference in this Lease to the “Basic Lease Provisions” shall mean and refer to the following collective terms, the application of which shall be governed by the provisions in the remaining Articles of this Lease.

1.	Premises: The Premises are more particularly described in Section 2.1.

2.	Address of Building: 2001 Logic Drive, San Jose, California

3.	Use of Premises: For general office use and for the research and development of computer technology

4.
Commencement Date:  The Lease term shall commence upon the later occurring of the following: (a) fifteen (15) days after the date the City of San Jose completes a final inspection and approves the Tenant Improvements (as such term is defined in Section 2.2 below) so completed in accordance with the building permit; or (b) September 1, 2009

5.
Expiration Date:  The last day of the month in which the fifth anniversary of the Commencement Date occurs (for example, if the Commencement Date is September 5, 2009, then the Expiration Date would be September 30, 2014)

6.	Basic Rent: Basic Rent shall be as set forth on Exhibit Y attached hereto.

7.	Guarantor(s): None

8.	Floor Area: Approximately 72,000 rentable square feet

9.	Security Deposit: Security Deposit shall be as set forth on Exhibit Y attached hereto.

10.	Broker(s):	“Landlord’s Broker”: Colliers International

“Tenant’s Broker”: CPS CORFAC International

11.	Additional Insureds: None

12.           Address for Notices:

LANDLORD	TENANT
XILINX, INC. 2100 Logic Drive San Jose, CA 95124 Attn: Director of Global Site Services	SONICWALL, INC. 2001 Logic Drive San Jose, CA 95124 Attn: Vice President With a copy to: SONICWALL, INC. 2001 Logic Drive San Jose, CA 95124 Attn: General Counsel
13.	Address for Payments: All payments due under this Lease shall be made to the address shown on the invoice for the payment due, or if no address is shown, to Landlord’s notice address above.

14.	Tenant’s Liability Insurance Requirement: $3,000,000.00

15.
Vehicle Parking Spaces:  A minimum of two hundred eighty-eight (288) general parking spaces, including twenty (20) reserved visitor parking stalls located adjacent to the Premises’ lobby entrance as indicated on the site plan attached as Exhibit B. All parking shall be provided to Tenant at no additional cost during the Term and any extension thereof.

ARTICLE II.

PREMISES

SECTION 2.1     LEASED PREMISES.  Landlord leases to Tenant and Tenant leases from Landlord the premises shown in Exhibit A (the “Premises”), containing approximately the rentable square footage set forth as the “Floor Area” in Item 8 of the Basic Lease Provisions.  The Premises consist of all of the rentable square footage within the building identified in Item 2 of the Basic Lease Provisions (the Premises together with such building and the underlying real property, are called the “Building”).   The Building is located on the site shown on Exhibit B (the “Site”).  All references to “Floor Area” in this Lease shall mean the rentable square footage set forth in Item 8 of the Basic Lease Provisions.  The rentable square footage set forth in Item 8 may include or have been adjusted by various factors, including, without limitation, a load factor for any vertical penetrations, stairwells or similar features or areas of the Building.  Tenant agrees that the Floor Area set forth in Item 8 shall be binding on Landlord and Tenant for purposes of this Lease regardless of whether any future or differing measurements of the Premises or the Building are consistent or inconsistent with the Floor Area set forth in Item 8.

SECTION 2.2     ACCEPTANCE AND CONDITION OF PREMISES.

(a) Tenant acknowledges that except as expressly set forth below in Section 2.2(d), neither Landlord nor any representative of Landlord has made any representation or warranty with respect to the Premises, the Building or the Site or their respective suitability or fitness for any purpose.

(b) Tenant further acknowledges that neither Landlord nor any representative of Landlord has agreed to undertake any alterations or additions or to construct any improvements to the Premises, except to fund the “Landlord’s Contribution” towards construction of certain “Tenant Improvements” subject to the terms and conditions of the Work Letter attached hereto as Exhibit X (the “Work Letter”).

(c) As of the Commencement Date, Tenant shall be conclusively deemed to have accepted the Premises and those portions of the Building and Site in which Tenant has any rights under this Lease, which acceptance shall mean that it is conclusively established that the Premises and those portions of the Building and Site in which Tenant has any rights under this Lease were in satisfactory condition and in conformity with the provisions of this Lease, subject only to those defective or incomplete portions of the Tenant Improvements itemized on a written punchlist pursuant to the Work Letter or a breach of Landlord’s representations and warranties set forth below in Section 2.2(d).

(d) Landlord hereby represents and warrants that, as of the Commencement Date:

(i) The Premises, the Building, and the Common Areas, including all fixtures, equipment and building systems servicing the Premises, including, without limitation, existing plumbing, mechanical, lighting, HVAC systems, and all items for which Tenant shall have repair, maintenance and/or replacement obligations under Section 7.1 or elsewhere in the Lease and the Tenant Improvements (1) have been constructed and/or installed in a good and workmanlike manner and  in compliance with all applicable laws and regulations, (2) are not in violation of any applicable laws and regulations, and (3) are not subject to any enforcement or correction order by any government authority in connection with the generation, use, storage, treatment or disposal of Hazardous Materials (as defined in Section 5.3);

(ii) There are no Hazardous Materials (as defined in Section 5.3) located on the Premises.

(iii)           The roof, bearing walls and foundation of the Building are free of material defects. ..

(e) The warranty period for the representation and warranty in Section 2.2(d)(i) shall be for a period of six (6) months from the Commencement Date.  If Tenant does not give Landlord notice of any non-compliance with the representations and warranties in Section 2.2(d)(i) within six (6) months of the Commencement

Date, Landlord shall have no further liability or obligations under Section 2.2(d)(i), but Landlord shall still be obligated to perform its maintenance obligations under Sections 6.2 and 7.2 of this Lease.

SECTION 2.3     BUILDING NAME AND ADDRESS.  Tenant shall not utilize any name selected by Landlord from time to time for the Building and/or the Site as any part of Tenant’s corporate or trade name.  Landlord shall have the right to change the name, address, number or designation of the Building or Site without liability to Tenant.

ARTICLE III.

TERM

SECTION 3.1     GENERAL.  Subject to the provisions of Section 3.2 below, the term of this Lease (“Term”) shall commence on the date set forth in Item 4 of the Basic Lease Provisions (the “Commencement Date”), and shall expire on the date set forth in Item 5 of the Basic Lease Provisions (the “Expiration Date”).

SECTION 3.2     DELAY IN POSSESSION.  If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Commencement Date as set forth in Item 4 of the Basic Lease Provisions in the condition required hereunder, this Lease shall not be void or voidable nor shall Landlord be liable to Tenant for any resulting loss or damage except that Landlord will reimburse Tenant for reasonable rent actually paid by Tenant that Tenant would not have had to pay but for the failure of Landlord to deliver possession of the Premises to Tenant on or before the Commencement Date (“Alternate Rent”).  However, Tenant shall not be liable for any rent and the Commencement Date shall not occur until Landlord tenders possession of the Premises to Tenant in the condition required hereunder, except that if Landlord cannot so tender possession of the Premises on or before the Commencement Date due to causes set forth in Section 3 of the Work Letter , then the Commencement Date shall be deemed to have occurred and Landlord shall be entitled to full performance by Tenant (including the payment of rent) as of the date set forth in Item 4 of the Basic Lease Provisions and shall not owe Tenant any Alternate Rent. So long as Tenant’s activities during such early access do not interfere with or delay the construction of the Tenant Improvements and Tenant coordinates such early access and work with Landlord’s Contractor (as such term is defined in the Work Letter), Tenant shall have early access to the Premises solely for the completion of certain other improvements consented to by Landlord in accordance with Section 7.3 of this Lease and installation of Tenant’s furniture, fixtures, equipment and cabling no later than July 15, 2009 until the Commencement Date (“Early Access Period”). Such access during the Early Access Period shall be free of Rent. Tenant shall provide Landlord with necessary insurance prior to such Early Access.

SECTION 3.3     RIGHT TO EXTEND THIS LEASE.

(a) Provided that no Event of Default has occurred under any provision of this Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire Premises and has not assigned or sublet any of its interest in this Lease, then Tenant may extend the Term of this Lease for one (1) period of twelve (12) months (the “Extension Term”).  Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than six (6) months or more than twelve (12) months prior to the expiration date of the Term, Tenant’s irrevocable written notice of its commitment to extend (the “Commitment Notice”).  The Basic Rent payable under the Lease during the Extension Term shall be as set forth under “Extension Term” in Exhibit Y attached hereto.

(b) If Tenant properly exercises its right to extend the Term for the Extension Term and Tenant desires to further extend the Term of the Lease beyond the Extension Term for one (1) additional period of twelve (12) months (the “Discretionary Extension Term”), Tenant shall deliver such request in writing to Landlord no sooner than twelve (12) months or no later than nine (9) months prior to the expiration of the Extension Term.  Within thirty (30) days of such request, Landlord shall in its sole and absolute discretion either (a) deny such request to extend the Term beyond the Extension Term, or (b) deliver to Tenant in writing Landlord’s determination of the amount that is ninety-five percent (95%) of the then fair market rental value for the Premises (“FMV Notice”).  Such determination shall be derived from a written appraisal of the then fair market rental value of the Premises based on comparable facilities in comparable locations prepared by an independent professional appraiser or real estate broker who is a Member of the Appraisal Institute (M.A.I.), or its successor institution, and is experienced with the prevailing market rents for the area in which the Premises is located.  If Landlord elects to deliver the FMV Notice, then within thirty (30) days of receiving such FMV Notice, Tenant shall notify Landlord in writing of its election to either extend the Term for the Discretionary Extension Term at the rental rate set forth in the FMV Notice or to vacate the Premises as of the expiration of the Extension Term (the “Discretionary Extension Notice”).  Within twenty (20) days after receipt of the Discretionary Extension Notice, Landlord shall prepare an appropriate amendment to this Lease for the Discretionary Extension Term period, and Tenant shall execute and return same to Landlord within ten (10) days after Tenant’s receipt of same.

(c) If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in Section 3.3(a) above, Tenant’s right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord.  Tenant’s rights under this Section 3.3 shall belong  to SonicWALL, Inc., a California Corporation, and any Affiliate, as defined in Section 9.6 below, and any other attempted assignment or transfer of such rights shall be void and of no force and effect.  Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section 3.3.

ARTICLE IV.

RENT AND OPERATING EXPENSES

SECTION 4.1     BASIC RENT.  From and after the Commencement Date, Tenant shall pay to Landlord without deduction or offset, the rental amount for the Premises shown in Exhibit Y attached hereto (the “Basic Rent”), including subsequent adjustments and free rent periods, if any.  The rent shall be due and payable in advance commencing on the Rent Commencement Date (as prorated for any partial month) and continuing thereafter on the first day of each successive calendar month of the Term.  No demand, notice or invoice shall be required for the payment of Basic Rent.  An installment of rent in the amount of one (1) full month’s Basic Rent at the initial rate following the free rent period [* * *] and one (1) month’s estimated Tenant’s Share of Operating Expenses (as defined in Section 4.2, which amount equals Twenty-Three Thousand Forty Dollars ($23,040)) shall be delivered to Landlord concurrently with Tenant’s execution of this Lease and shall be applied against the Basic Rent and Operating Expenses first due hereunder.
SECTION 4.2     OPERATING EXPENSES.

(a) From and after the Rent Commencement Date, Tenant shall pay to Landlord, as additional rent, Tenant’s Share of all Operating Expenses, as defined in Section 4.2(f), incurred by Landlord in the operation of the Building and Site.  The term “Tenant’s Share” means one hundred percent (100%) of any Operating Expenses determined by Landlord and Tenant to solely benefit or relate to  the Building, plus twelve and 46/100 percent (12.46%) of any Operating Expenses determined by Landlord to benefit or relate substantially to the Common Area of the Site.

(b) Prior to the start of each full Expense Recovery Period (as defined in this Section 4.2), Landlord shall give Tenant a written estimate of the amount of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period.  Any delay or failure by Landlord in providing such estimate shall not relieve Tenant from its obligation to pay Tenant’s Share of Operating Expenses or estimated amounts thereof, if and when Landlord provides such estimate or final payment amount.  Tenant shall pay the estimated amounts to Landlord in equal monthly installments, in advance concurrently with payments of Basic Rent.  If Landlord has not furnished its written estimate for any Expense Recovery Period by the time set forth above, Tenant shall continue to pay monthly the estimated Tenant’s Share of Operating Expenses in effect during the prior Expense Recovery Period; provided that when the new estimate is delivered to Tenant, Tenant shall, at the next monthly payment date, pay any accrued estimated Tenant’s Share of Operating Expenses based upon the new estimate. Any overpayment of Tenant’s Share of Operating Expenses shall be applied to the next Rent coming due, until Tenant is fully reimbursed. For purposes hereof, “Expense Recovery Period” shall mean every twelve month period during the Term (or portion thereof for the first and last lease years) commencing March 1st and ending on the last day of February, provided that Landlord shall have the right to change the date on which an Expense Recovery Period commences in which event appropriate reasonable adjustments shall be made to Tenant’s Share of Operating Expenses so that the amount payable by Tenant shall not materially vary as a result of such change.

(c) Within one hundred twenty (120) days after the end of each Expense Recovery Period, Landlord shall furnish to Tenant a statement (a “Reconciliation Statement”) showing in reasonable detail the actual or prorated Tenant’s Share of Operating Expenses incurred by Landlord during such Expense Recovery Period, and the parties shall within thirty (30) days thereafter make any payment or allowance necessary to adjust Tenant’s estimated payments of Tenant’s Share of Operating Expenses, if any, to the actual Tenant’s Share of Operating Expenses as shown by the Reconciliation Statement.  Any delay or failure by Landlord in delivering any Reconciliation Statement shall not constitute a waiver of Landlord’s right to require Tenant to pay Tenant’s Share of Operating Expenses pursuant hereto except that if any Reconciliation Statement is provided more than one (1) year after the expiration of the applicable Expense Recovery Period, such Reconciliation Statement, at Tenant’s option, shall be null and void. .  Any amount due Tenant shall be credited against installments next coming due for Basic Rent and under this Section 4.2, and any deficiency shall be paid by Tenant together with the next installment.  Should Tenant fail to object in writing to Landlord’s determination of Tenant’s Share of Operating Expenses within sixty (60) days following delivery of Landlord’s Reconciliation Statement, Landlord’s determination of Tenant’s Share of Operating Expenses for the applicable Expense Recovery Period shall be conclusive and binding on the parties for all purposes and any future claims to the contrary shall be barred.

(d) Even though this Lease has terminated and the Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Operating Expenses for the Expense Recovery Period in which this Lease terminates, Tenant shall within thirty (30) days of written notice pay the entire increase over the estimated Tenant’s Share of Operating Expenses already paid.  Conversely, any overpayment by Tenant shall be rebated by Landlord to Tenant not later than thirty (30) days after such final determination.

(e) Not more often than once each calendar year, Tenant, upon thirty (30) days advance written notice to Landlord, at Tenant’s sole cost and expense, may retain an independent certified public accountant engaged on a non-contingency fee basis and reasonably acceptable to Landlord, to review and audit Landlord’s books and records with regard to the Operating Expenses for the Building, Premises and Common Areas and the calculations of Tenant’s proportionate share thereof. If it is determined by such auditors that Tenant overpaid its share of any Operating Expenses, Landlord shall refund to Tenant the amount of such overpayment within thirty (30) days. If it is reasonably determined by such auditors that Tenant underpaid its share of any Operating Expenses, Tenant shall pay to Landlord the amount of such deficiency within thirty (30) days. If it is reasonably determined by such auditors that Tenant overpaid its share of any Operating Expenses by more than ten percent (10%), Landlord shall reimburse Tenant for the reasonable costs of Tenant’s audit.

(f) The term “Operating Expenses” shall mean and include all Building Costs, as defined in subsection (g), and Property Taxes, as defined in subsection (h), but shall not be duplicative of any costs for which Tenant is otherwise responsible under the Lease.

(g) The term “Building Costs” shall mean all expenses of operation, repair, replacement and maintenance of the Building and Site, including without limitation all appurtenant Common Areas (as defined in Section 6.2), and shall include the following charges by way of illustration but not limitation:  Building exterior maintenance (excluding any maintenance of the foundations, exterior walls, roof and roofing which shall be at Landlord’s sole cost and expense and not an Operating Expense, but including any costs associated with the roof membrane amortized over its useful life); maintenance, repair and replacement of all mechanical systems servicing the Building, including, but not limited to the HVAC system, provided that the replacement of any HVAC component or HVAC unit that has a cost in excess of Ten Thousand Dollars ($10,000) shall be treated as a capital replacement and the cost shall be amortized over the useful life of such component or unit calculated at a market cost of funds; outside area maintenance of the Site (including landscaping and exterior lights serving the Building); insurance premiums and deductibles and/or reasonable premium and deductible equivalents should Landlord elect to self-insure all or any portion of any risk that Landlord is authorized to insure hereunder (including flood insurance premiums); license, permit, and inspection fees; supplies; materials; equipment; tools; costs incurred in connection with compliance with any laws or changes in laws applicable to the Building or Site; the cost of any capital improvements, repairs or replacements (other than as expressly excluded elsewhere in this Lease) provided that such costs are amortized as set forth below; labor; and any expense incurred pursuant to Sections 6.1, 6.2, 7.2, and 10.2

(unless the Lease expressly provides that a specific cost shall be solely at Landlord’s expense). Notwithstanding the above, the cost of any particular capital expenditure shall be amortized over its useful life and the amount includable in Building Costs shall be limited to the monthly amortized cost thereof. The determination of what constitutes a capital expenditure and useful life applicable thereto shall be made in accordance with GAAP. Capital expenditures shall (a) be reasonably intended to reduce or limit operating costs or energy consumption of the Premises; (b) required after the Commencement Date under any governmental law or regulation that was not applicable to the Premises, Building, Site or Common Areas at the time originally constructed; or (c) be for repair or replacement of any equipment or improvements needed to operate and/or maintain the Premises, Building, Site and/or Common Areas at the same quality levels as prior to the repair or replacement.

(h) Notwithstanding anything contrary in this Section 4.2 or elsewhere in this Lease, the following costs and expenses shall not be included in “Building Costs”:

(i) Repair and replacement of the paved surface of the parking lots associated with the Site, unless such repair or replacement is necessitated by damage caused by Tenant or Tenant’s employee, agent, or visitor;

(ii) Repair and replacement of the following structural elements of the Building: the foundations, structural walls, and structural roof systems (but Building Costs shall include any costs associated with the roof membrane amortized over its useful life);

(iii) Repairs, alterations, additions, improvements or replacements needed to rectify or correct  any construction defects related to the original design, materials or construction or workmanship of the Building which exist within Premises as of the Commencement Date;

(iv) Repairs made  in order for Landlord to be in compliance with its representations and warranties set forth above in Section 2.2(d)(i) and and 2.2(d)(ii) or to comply with Landlord’s representations and warranties set forth above in Section 2.2(d)(iii);

(v) Property management fees;

(vi) Depreciation;

(vii) Rent paid or payable under any ground lease or underlying lease to which this Lease is subject, including rent paid to any ground landlord under a ground lease;

(viii) Principal payments of mortgage or other non-operating debts of Landlord;

(ix) Costs of selling, financing or refinancing the Building;

(x) Fines or penalties resulting from any violations of law, negligence or willful misconduct of Landlord or its employees, agents or contractors;

(xi) Any expense for which Landlord has received actual reimbursement;

(xii) Costs that Landlord is entitled to recover under a warranty, ;

(xiii) Legal fees, space planner’s fees, broker’s leasing commissions or other compensation payable to brokers incurred with respect to leasing tenant space in the Site;

(xiv) Legal fees, space planner’s fees, broker’s leasing commissions or other compensation payable to brokers incurred with respect to leasing space in the Building or Site;

(xv) The cost of constructing tenant improvements for any other tenant of the Site;

(xvi) Legal fees, accountant fees, and other expenses incurred in connection with disputes of tenants or other occupants of the Site or associated with the enforcement of the terms of any leases with tenants;

(xvii) Costs incurred due to a violation by Landlord or any other tenant of the terms and conditions of a lease;

(xviii) Costs of any service provided to Tenant or other occupants of the Site for which Landlord is reimbursed;

(xix) Deductibles for earthquake and flood insurance;

(xx) Landlord’s general overhead expenses not related to the Premises;

(xxi) Salaries of any personnel who perform services not in connection with the management, operation, repair or maintenance of the Premises.; and

(xxii) Repairs covered by the proceeds of insurance or from funds provided by Tenant or any other tenant of the Site(including where any other tenant of the Site is obligated to make such repairs or pay the cost of such repairs)

(i) The term “Property Taxes” as used herein shall include any form of federal, state, county or local government or municipal taxes, fees, charges or other impositions of every kind (whether general, special, ordinary or extraordinary) related to the ownership, leasing or operation of the Building and the tax parcel on which the Building is located (such parcel being Assessor’s Parcel No. 421-07-031) (the “Tax Parcel”), including without limitation, the following: (i) all real estate taxes or personal property taxes levied against the Building and Tax Parcel, as such property taxes may be reassessed from time to time; and (ii) other taxes, charges and assessments which are levied with respect to this Lease or to the Building, and any improvements, fixtures and equipment and other property of Landlord located in the Building, (iii) all assessments and fees for public improvements, services, and facilities and impacts thereon, including without limitation arising out of any Community Facilities Districts, “Mello Roos” districts, similar assessment districts, and any traffic impact mitigation assessments or fees; (iv) any tax, surcharge or assessment which shall be levied in addition to or in lieu of real estate or personal property taxes, other than taxes covered by Article VIII; and (v) taxes based on the receipt of rent (including gross receipts or sales taxes applicable to the receipt of rent), and (vi) costs and expenses incurred in contesting the amount or validity of any Property Tax by appropriate proceedings.  Notwithstanding the foregoing, general net income or franchise taxes or transfer taxes imposed against Landlord shall be excluded.

SECTION 4.3     SECURITY DEPOSIT.  Concurrently with Tenant’s delivery of this Lease, Tenant shall deposit with Landlord the sum stated in Exhibit Y attached hereto, to be held by Landlord as security for the full and faithful performance of all of Tenant’s obligations under this Lease (the “Security Deposit”). Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit.   The Security Deposit may be utilized by Landlord towards the payment of all expenses by Landlord for which Tenant would be required to reimburse Landlord under this Lease.  Upon any Event of Default by Tenant (as defined in Section 14.1), Landlord may, in its sole and absolute discretion and notwithstanding any contrary provision of Civil Code Section 1950.7, except Civil Code Section 1950.7(b), retain, use or apply the whole or any part of the Security Deposit to pay any sum which Tenant is obligated to pay under this Lease including, without limitation, amounts estimated by Landlord as the amounts due it for prospective rent and for damages pursuant to Section 14.2(a)(i) of this Lease and/or Civil Code Section 1951.2, sums that Landlord may expend or be required to expend by reason of the Event of Default by Tenant or any loss or damage that Landlord may suffer by reason of the Event of Default or costs incurred by Landlord in connection with the repair or restoration of the Premises pursuant to Section 15.3 of this Lease upon expiration or earlier termination of this Lease.  In no event shall Landlord be obligated to apply the Security Deposit upon an Event of Default and Landlord’s rights and remedies resulting from an Event of Default, including without limitation, Tenant’s failure to pay Basic Rent, Tenant’s Share of Operating Expenses or any other amount due to Landlord pursuant to this Lease, shall not be diminished or altered in any respect due to the fact that Landlord is holding the Security Deposit.  If any portion of the Security Deposit is applied by Landlord as permitted by this Section, Tenant shall within five (5) days after written demand by Landlord deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant agrees that Landlord may retain all or a portion of the Security Deposit only in an amount as necessary  and until such time as all amounts due from Tenant in accordance with this Lease, including the Lab Restoration Work as defined in Section 15.3, have been determined and paid in full and Tenant agrees that Tenant shall have no claim against Landlord for Landlord’s retaining such Security Deposit to the extent provided in this Section.  Except as set forth above or in Section 15.3 of this Lease, the Security Deposit shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within thirty (30) days after the expiration of the Term.

ARTICLE V.

USES
SECTION 5.1     USE.  Tenant shall use the Premises only for the purposes stated in Item 3 of the Basic Lease Provisions, all in accordance with applicable laws and restrictions and pursuant to approvals to be obtained by Tenant from all relevant and required governmental agencies and authorities.  The parties agree that any contrary use shall be deemed to cause material and irreparable harm to Landlord and shall entitle Landlord to injunctive relief in addition to any other available remedy.  Tenant, at its expense, shall procure, maintain and make available for Landlord’s inspection throughout the Term, all governmental approvals, licenses and permits required for the proper and lawful conduct of Tenant’s permitted use of the Premises.  Tenant shall not use or allow the Premises to be used for any unlawful purpose, nor shall Tenant permit any nuisance or commit any waste in the Premises or the Site.  Tenant shall not perform any work or conduct any business whatsoever in the Site other than inside the Premises.  Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any insurance policy(ies) covering the Building, the Site and/or their contents, and shall comply with all applicable insurance underwriters rules.  Tenant shall comply at its expense with all present and future laws, ordinances, restrictions, regulations, orders, rules and requirements of all governmental authorities that pertain to Tenant or its use of the Premises, including without limitation all federal and state occupational health and safety requirements, whether or not Tenant’s compliance will necessitate expenditures or interfere with its use and enjoyment of the Premises and provided, at all times, that the Landlord shall be responsible for any ADA compliance on and to the exterior of the Building and/or Common Areas unless such expenditures are necessitated by Tenant’s actions or any Alterations made to the Premises by Tenant..  Tenant shall comply at its expense with all present and future covenants, conditions, easements or restrictions now or hereafter affecting or encumbering the Building and/or Site, and any amendments or modifications thereto, including without limitation the payment by Tenant of any periodic or special dues or assessments charged against the Premises or Tenant which may be allocated to the Premises or Tenant in accordance with the provisions thereof.

SECTION 5.2     SIGNS.  Provided Tenant continues to occupy the entire Premises, Tenant shall have the exclusive right to one (1) exterior sign on the Building, and one (1) signage position on the monument sign at the front of the Building, for Tenant’s name and graphics and subject to Landlord’s right of prior approval that such exterior signage is in compliance with the Signage Criteria (defined below).  Except as provided in the foregoing, Tenant shall have no right to maintain signs in any location in, on or about the Premises, the Building or the Site and shall not place or erect any signs that are visible from the exterior of the Building.  The size, location, design, graphics, material, style, color and other physical aspects of any permitted sign shall be subject to Landlord’s written determination, as reasonably determined by Landlord, prior to installation, that signage is in compliance with any covenants, conditions or restrictions encumbering the Premises and approved by the City in which the Premises are located (“Signage Criteria”).  Prior to placing or erecting any such signs, Tenant shall obtain and deliver to Landlord a copy of any applicable municipal or other governmental permits and approvals and comply with any applicable insurance requirements for such signage.  Landlord agrees to reasonably cooperate with Tenant, but at no additional cost or expense to Landlord, in obtaining any required permits and approvals for the approved signage.  Tenant shall be responsible for all costs of any permitted sign, including, without limitation, the fabrication, installation, maintenance and removal thereof and the cost of any permits therefor. If Tenant fails to maintain its sign in good condition, or if Tenant fails to remove same upon termination of this Lease and repair and restore any damage caused by the sign or its removal, Landlord may do so at Tenant’s expense.  Landlord shall have the right to temporarily remove any signs in connection with any repairs or maintenance in or upon the Building.  The term “sign” as used in this Section shall include all signs, designs, monuments, displays, advertising materials, logos, banners, projected images, pennants, decals, pictures, notices, lettering, numerals or graphics.

SECTION 5.3     HAZARDOUS MATERIALS.

(a) For purposes of this Lease, the term “Hazardous Materials” means (i) any “hazardous material” as defined in Section 25501(o) of the California Health and Safety Code, (ii) hydrocarbons, polychlorinated biphenyls or asbestos, (iii) any toxic or hazardous materials, substances, wastes or materials as defined pursuant to any other applicable state, federal or local law or regulation, and (iv) any other substance or matter which may result in liability to any person or entity as a result of such person’s possession, use, storage, release or distribution of such substance or matter under any statutory or common law theory.

(b) Tenant shall not cause or permit any Hazardous Materials to be brought upon, stored, used, generated, released or disposed of on, under, from or about the Premises (including without limitation the soil and groundwater thereunder) without the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion.  Notwithstanding the foregoing, Tenant shall have the right, without obtaining prior written consent of Landlord, to utilize within the Premises a reasonable quantity of standard office products that may contain Hazardous Materials, provided however, that (i) Tenant shall  follow all instructions on such packaging with respect to the storage, use and disposal of such products, and shall otherwise comply with all applicable laws with respect to such products, and (ii) all of the other terms and provisions of this Section 5.3 shall apply with respect to Tenant’s storage, use and disposal of all such products.

(c) If the presence of any Hazardous Materials on, under, from or about the Building or the Site caused or permitted by Tenant or its agents, employees, contractors, licensees or invitees results in (i) injury to any person, (ii) injury to or any contamination of the Building or the Site, or (iii) injury to or contamination of any real or personal property wherever situated, Tenant, at its expense, shall promptly take all actions necessary to return the Building and the Site and any other affected real or personal property owned by Landlord to the condition existing prior to the introduction of such Hazardous Materials and to remedy or repair any such injury or contamination, including without limitation, any cleanup, remediation, removal, disposal, neutralization or other treatment of any such Hazardous Materials.  Notwithstanding the foregoing, Tenant shall not, without Landlord’s prior written consent, which consent may be given or withheld in Landlord’s sole and absolute discretion, take any remedial action in response to the presence of any Hazardous Materials on, under, from or about the Premises or the Site or any other affected real or personal property owned by Landlord or enter into any similar agreement, consent, decree or other compromise with any governmental agency with respect to any Hazardous Materials claims; provided however, Landlord’s prior written consent shall not be necessary in the event that the presence of Hazardous Materials on, under, from or about the Premises or the Site or any other affected real or personal property owned by Landlord (i) imposes an immediate threat to the health, safety or welfare of any individual and (ii) is of such a nature that an immediate remedial response is necessary and it is not reasonably practicable  to obtain Landlord’s consent before taking such action.  To the fullest extent permitted by law and except to the extent caused by the fault or negligence of Landlord, Tenant shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Landlord) Landlord and any successors to all or any portion of Landlord’s interest in the Building and the Site and any other real or personal property owned by Landlord from and against any and all liabilities, losses, damages, diminution in value, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of the use, generation, storage, treatment, release, on- or off-site disposal or transportation of Hazardous Materials (A) on, into, from, under or about the Building during the Term regardless of the source of such Hazardous Materials unless caused solely by Landlord or (B) on, into, from, under or about the Premises, the Building or the Site caused or permitted by Tenant, its agents, employees, contractors, licensees or invitees.  Such indemnity obligation shall specifically include, without limitation, Tenant’s proportion of the cost of any required or necessary repair, restoration, cleanup or detoxification of the Premises, the Building and the Site and any other real or personal property owned by Landlord, the preparation of any closure or other required plans, whether such action is required or necessary during the Term or after the expiration of this Lease and any loss of rental due to the inability to lease the Premises or any portion of the Building or Site as a result of such Hazardous Materials, the remediation thereof or any repair, restoration or cleanup related thereto.  If it is at any time discovered that Hazardous Materials have been released on, into, from, under or about the Premises during the Term by  Tenant or its agents, employees, contractors, licensees or invitees, Tenant shall, at Landlord’s request, immediately prepare and submit to Landlord a comprehensive plan, subject to Landlord’s approval, specifying the actions to be taken by Tenant to return the Premises, the Building or the Site  to the condition existing prior to the introduction of such Hazardous Materials.  Upon Landlord’s approval of such plan, Tenant shall, at its expense, and without limitation of any rights and remedies of Landlord under this Lease or at law or in equity, immediately implement such plan and proceed to cleanup, remediate and/or remove all such Hazardous Materials in accordance with all applicable laws and as required by such plan and this Lease.  The provisions of this Section 5.3(c) shall expressly survive the expiration or sooner termination of this Lease.

(d) To the fullest extent permitted by law, Landlord shall indemnify, hold harmless, protect and defend (with attorneys reasonably acceptable to Tenant) Tenant from and against any and all liabilities, losses, damages, judgments, fines, demands, claims, recoveries, deficiencies, costs and expenses (including without limitation attorneys’ fees, court costs and other professional expenses), whether foreseeable or unforeseeable, arising directly or indirectly out of Landlord’s breach of any of its obligations under this Section 5.3 of the Lease, including, without limitation, its representation and warranty set forth above in Section 2.2(d)(ii). For the purpose of the indemnity provisions hereof, any acts or omissions of Landlord or its officers, directors, employees, agents, or contractors of Landlord shall be strictly attributable to Landlord. The provisions of this Section 5.3(d) shall expressly survive the expiration or sooner termination of this Lease.

ARTICLE VI.

COMMON AREAS; SERVICES
SECTION 6.1     UTILITIES AND SERVICES.

(a) Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for water, gas, electricity, sewer, heat, light, power, telephone, telecommunications service, refuse pickup, janitorial service, interior landscape maintenance and all other utilities, materials and services furnished directly to Tenant or the Premises or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon.

(b) Landlord shall not be liable for damages or otherwise for any failure or interruption of any utility or other service furnished to the Premises, and no such failure or interruption shall be deemed an eviction or entitle Tenant to terminate this Lease or withhold or abate any rent due hereunder. Notwithstanding the foregoing, in the event services are interrupted for more than five (5) business days or if the interruption or failure of any utilities or services is caused by the negligence or willful misconduct of Landlord, or Landlord’s officers, agents, employees or contractors, Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant’s use and occupancy of the Premises, with such abatement to commence on the day that Tenant notifies Landlord of the interruption of utilities or services.  Landlord shall at all reasonable times have free access to the Building and Premises to install, maintain, repair, replace or remove all electrical and mechanical installations of Landlord.  Tenant acknowledges that the costs incurred by Landlord related to providing above-standard utilities and services to Tenant, including, without limitation, telephone lines, shall be charged to Tenant.

SECTION 6.2     OPERATION AND MAINTENANCE OF COMMON AREAS.

(a) During the Term, Landlord shall operate and maintain all Common Areas within the Site in the manner Landlord may deem to be appropriate.  The term “Common Areas” shall mean all areas of the Site which are not held for exclusive use by persons entitled to occupy space including Tenant, and their respective employees and invitees, including without limitation the cafeteria located on the Site (the “Cafeteria”) as more particularly shown on the site plan attached hereto as Exhibit B, the conference facility located on the Site  (the “Conference Facility”) as more particularly shown as “LC1” and “LC2” on the site plan attached hereto as Exhibit B, parking areas and structures, driveways, sidewalks, landscaped and planted areas, and electrical and utility rooms and roof access entries, if any, in the Building.

(b) An equitable pro-rata portion of costs incurred by Landlord for the maintenance and operation of the Cafeteria (the “Cafeteria Fee”) shall be included in Building Costs on an “open book” basis, such Cafeteria Fee to be Two Thousand Five Hundred Dollars ($2,500.00) per month subject to adjustment should Landlord’s actual costs to operate the Cafeteria increase.  Any items purchased at the Cafeteria shall be paid for by Tenant or Tenant’s employees on a point-of-purchase basis.

(c) The Conference Facility shall be available for Tenant’s use at no cost to Tenant one (1) time per annual quarter for a one (1) day period of use, subject to Landlord’s reasonable rules and regulations related to scheduling, access, security, and cleaning requirements (including payment by Tenant of a reasonable cleaning fee) (the “Conference Facility Regulations”).  Any additional use of the Conference Facility shall be at Tenant’s cost and subject to the Conference Facility Regulations.  Tenant’s quarterly use rights are not cumulative and each quarterly use right expires if not used in such annual quarter.

SECTION 6.3     USE OF COMMON AREAS.  The occupancy by Tenant of the Premises and Building shall include the use of the Common Areas as provided in this Article VI, subject, however, to compliance with all  non-discriminatory rules and regulations as are prescribed from time to time by Landlord for use of the Common Areas.  Landlord shall at all times during the Term have exclusive control of the Common Areas, and may restrain or permit any use or occupancy, except as authorized by Landlord’s rules and regulations for use of the Common Areas.  Tenant shall keep the Common Areas clear of any obstruction or unauthorized use related to Tenant’s operations or use of Premises, including without limitation, planters and furniture. Provided Landlord uses reasonable efforts not to interfere with the conduct of Tenant’s business at the Premises, nothing in this Lease shall be deemed to impose liability upon Landlord for any damage to or loss of the property of, or for any injury to, Tenant, its invitees or employees except to the extent caused by the fault of negligence of Landlord.  Landlord may temporarily close any portion of the Common Areas for repairs, remodeling and/or alterations, to prevent a public dedication or the accrual of prescriptive rights, or for any other reason deemed sufficient by Landlord, without liability to Tenant.  Landlord’s temporary closure of any portion of the Common Areas for such purposes shall not deprive Tenant of reasonable access to the Premises.

SECTION 6.4     PARKING.  Tenant shall be entitled to use its allocated share of the vehicle parking spaces set forth in Item 15 of the Basic Lease Provisions on those portions of the Common Areas designated by Landlord for parking at no additional cost or expense during the Term, including any extension thereof.  Tenant shall not use more than its allocated share of vehicle parking spaces.  All parking spaces shall be used only for parking of vehicles no larger than full size passenger automobiles, sport utility vehicles or pickup trucks, with the exception that no more than two (2) recreational vehicles owned by employees of Tenant, who have requirements to be on site from time to time for twenty-four hour per day, may use certain parking spaces reasonably designated by Landlord for such use for no more than a seventy-two (72) hour period.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described above, then Landlord shall have the right, without notice, in addition to such other rights and remedies that Landlord may have, to remove or tow away the vehicle involved and charge the costs to Tenant.  Parking within the Building and Common Areas shall be limited to striped parking stalls, and no parking shall be permitted in any driveways, access ways or in any area which would prohibit or impede the free flow of traffic within the Common Areas.  There shall be no parking of any vehicles for longer than a seventy-two (72)  hour period unless otherwise authorized by Landlord, and vehicles which have been abandoned or parked in violation of the terms hereof may be towed away at the owner’s expense.  Nothing contained in this Lease shall be deemed to create liability upon Landlord for any damage to motor vehicles of visitors or employees, for any loss of property from within those motor vehicles, or for any injury to Tenant, its visitors or employees, unless ultimately determined to be caused by the  active negligence or willful misconduct of Landlord.  Tenant shall be liable for any damage to the parking areas caused by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees, including without limitation damage from excess oil leakage.  Tenant shall have no right to install any fixtures, equipment or personal property in the parking areas.

SECTION 6.5     CHANGES AND ADDITIONS BY LANDLORD.  Landlord reserves the right to make alterations or additions to the Site, or to the attendant fixtures, equipment and Common Areas.  Landlord may at any time relocate or remove any of the driveways, sidewalks, landscaped and planted areas and parking areas of the Common Areas, from time to time.  No change shall entitle Tenant to any abatement of rent or other claim against Landlord.  No such change shall deprive Tenant of reasonable access to or use of the Premises.

ARTICLE VII.

MAINTAINING THE PREMISES

SECTION 7.1     TENANT’S MAINTENANCE AND REPAIR.  Subject to Section 2.2, Section 7.2 and Article XI, Tenant at its sole expense shall maintain and make all repairs and replacements necessary to keep the interior of the Premises and Building in the condition as existed on the Commencement Date (or on any later date that any approved improvements may have been installed), excepting ordinary wear and tear, including without limitation all interior glass, doors, door closures, hardware, fixtures, electrical, plumbing, fire extinguisher equipment and other equipment installed in the Premises and all Alterations constructed by or for Tenant pursuant to Section 7.3 below.  Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Tenant.    All repairs and replacements shall be at least equal in quality to the original work, shall be made only by a licensed contractor reasonably approved by Landlord. Landlord may impose reasonable restrictions and requirements with respect to repairs and replacements, as provided in Section 7.3, and the provisions of Section 7.4 shall apply to all repairs and replacements.  If Tenant fails to properly maintain and/or repair the Premises or the Building as herein provided following Landlord’s notice and the expiration of the applicable cure period (or earlier if Landlord determines that such work must be performed prior to such time in order to avoid damage to the Premises or Building or other detriment), then Landlord may elect, but shall have no obligation, to perform any repair or maintenance required hereunder on behalf of Tenant and at Tenant’s expense, and Tenant shall reimburse Landlord upon demand for all costs incurred. Notwithstanding the foregoing, if the nature of any Tenant repair, maintenance or replacement obligation is of a capital nature, the same shall be treated as a capital expense as set forth in Section 4.2(g) above with the Landlord paying for the repair, maintenance or replacement and Tenant paying to Landlord in a lump sum the amortized amount of the cost of repair covering the remaining term of the Lease.

SECTION 7.2     LANDLORD’S MAINTENANCE AND REPAIR.  Subject to Section 4.2, Section 7.1 and Article XI, Landlord shall at Landlord’s cost provide service, maintenance and repair with respect to any air conditioning, ventilating or heating equipment (“HVAC”) which serves the Premises (exclusive, however, of supplemental HVAC equipment installed by Tenant and serving only the Premises) and shall maintain in good repair the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (including exterior glass), the structural elements of the Building, except to the extent caused by the fault or negligence of Tenant  its agents, employees, invitees, subtenants or contractors.  Landlord shall have the right to employ or designate any reputable person or firm, including any employee or agent of Landlord or any of Landlord’s affiliates or divisions, to perform any service, repair or maintenance function.  Landlord need not make any other improvements or repairs except as specifically required under this Lease, and nothing contained in this Section shall limit Landlord’s right to reimbursement from Tenant for maintenance, repair costs and replacement costs as provided elsewhere in this Lease. Tenant understands that it shall not perform any maintenance or make any repairs or replacements at Landlord’s expense and shall have no right to any rental offset for any maintenance, repairs or replacements performed by Tenant.  Tenant further understands that Landlord shall not be required to make any repairs to the roof, foundations, footings, the exterior surfaces of the exterior walls of the Building (excluding exterior glass), structural elements of the Building, or HVAC, unless and until either Landlord becomes aware of the need for such repair or Tenant has notified Landlord in writing of the need for such repair and Landlord shall have a reasonable period of time thereafter to commence and complete said repair, if warranted.

SECTION 7.3     ALTERATIONS.

(a) Except as otherwise provided in this Section, Tenant shall make no alterations, additions, fixtures or improvements (“Alterations”) to the Premises or the Building, including the front lobby area,  without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion.    In the event that any requested Alteration would result in a change from Landlord’s building standard materials and specifications (“Standard Improvements”), Landlord may withhold consent to such Alteration in its sole and absolute discretion.  In the event Landlord so consents to a change from the Standard Improvements (such change being referred to as a “Non-Standard Improvement”), Tenant shall be responsible for the cost of replacing such Non-Standard Improvement with the applicable Standard Improvement (“Replacements”) which Replacements shall be completed prior to the Expiration Date or earlier termination of this Lease.  Landlord shall not unreasonably withhold or delay its consent to any Alterations which cost less than Fifty Thousand Dollars

($50,000.00) and do not (i) affect the exterior of the Building or outside areas (or be visible from adjoining sites), or (ii) affect or penetrate any of the structural portions of the Building, including but not limited to the roof, or (iii) require any change to the basic floor plan of the Premise (including, without limitation, the adding of any additional “office” square footage) or any change to any structural or mechanical systems of the Premises, or (iv) fail to comply with any applicable governmental requirements or require any governmental permit as a prerequisite to the construction thereof, or (v) interfere in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing, elevator or HVAC systems, facilities or equipment located in or serving the Building, or (vi) diminish the value of the Premises including, without limitation, using lesser quality materials than those existing in the Premises.

(b) Landlord may impose any condition to its consent, including but not limited to a requirement that the installation and/or removal of all Alterations and Replacements be covered by a lien and completion bond satisfactory to Landlord in its sole and absolute discretion and requirements as to the manner and time of performance of such work.  Landlord shall in all events have the right to approve prior to the commencement of any work the contractor performing the installation and removal of Alterations and Replacements and Tenant shall not permit any contractor not approved by Landlord to perform any work on the Premises or on the Building.  Tenant shall obtain all required permits for the installation and removal of Alterations and Replacements and shall perform the installation and removal of Alterations and Replacements in compliance with all applicable laws, regulations and ordinances, including without limitation the Americans with Disabilities Act, all covenants, conditions and restrictions affecting the Site, and the Rules and Regulations as described in Article XVII.  If any governmental entity requires, as a condition to any proposed Alterations or Replacements by Tenant, that improvements be made to the Common Areas (for example, a change to the number of required disabled parking spaces needed in the Common Areas as a result of changes made by Tenant within the Premises), and if Landlord consents to such improvements to the Common Areas (which consent may be withheld in the sole and absolute discretion of Landlord), then Tenant shall, at Tenant’s sole expense, make such required improvements to the Common Areas in such manner, utilizing such materials, and with such contractors, architects and engineers as Landlord may require in its sole and absolute discretion.  Landlord shall have the right, but not the obligation, to elect to make any such improvements to be made to the Common Areas at Tenant’s expense, in which case Tenant shall reimburse Landlord upon demand for all costs incurred in making such improvements.

(c) Any request for Landlord’s consent to any proposed Alterations shall be made in writing and shall contain architectural plans describing the work in detail reasonably satisfactory to Landlord.  Landlord may elect to cause its architect to review Tenant’s architectural plans.  Should the work proposed by Tenant and consented to by Landlord modify the basic floor plan of the Premises, then Tenant shall, at its expense, furnish Landlord with as-built drawings and CAD disks compatible with Landlord’s systems and standards.

(d) Unless Landlord otherwise agrees in writing, all Alterations made or affixed to the Premises, the Building or to the Common Area (excluding moveable trade fixtures and furniture), including without limitation all Tenant Improvements constructed pursuant to the Work Letter (except as otherwise provided in the Work Letter) and all telephone and data cabling, shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that: Landlord may, by notice to Tenant given either prior to or within ten (10) days following the expiration or termination of this Lease, require Tenant to:

(i) Remove by the Expiration Date, or sooner termination date of this Lease, or within ten (10) days following notice to Tenant that such removal is required if notice is given following the Expiration Date or sooner termination, all or any of the Alterations installed either by Tenant or by Landlord at Tenant’s request, including performing the restoration work required under Section 15.3(b), but excluding all other Tenant Improvements constructed pursuant to the Work Letter and all telephone and data cabling; and

(ii) To repair any damage to the Premises, the Building or the Common Area arising from that removal and restore the Premises to its condition prior to making such Alterations.

SECTION 7.4     MECHANIC’S LIENS.  Tenant shall keep the Premises and the Site free from any liens arising out of any services or work performed, materials furnished, or obligations incurred by or for Tenant.  Upon request by Landlord, Tenant shall promptly (but in no event later than fifteen (15) calendar days following such request) cause any such lien to be released by posting a bond in accordance with California Civil Code Section 3143 or any successor statute.  In the event that Tenant shall not, within thirty (30) calendar days following the imposition of any lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other available remedies, the right to cause the lien to be released by any means it deems proper, including payment of or defense against the claim giving rise to the lien.  All expenses so incurred by Landlord, including Landlord’s attorneys’ fees shall be reimbursed by Tenant upon demand, together with interest from the date of payment by Landlord at the maximum rate permitted by law until paid.  Tenant shall give Landlord no less than twenty (20) days’ prior notice in writing before commencing construction of any kind on the Premises or Common Area and shall again notify Landlord that construction has commenced, such notice to be given on the actual date on which construction commences, so that Landlord may post and maintain notices of nonresponsibility on the Premises, Building, or Common Area, as applicable, which notices Landlord shall have the right to post and which Tenant agrees it shall not disturb.  Tenant shall also provide Landlord notice in writing within ten (10) days following the date on which such work is substantially completed.  The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.

SECTION 7.5     ENTRY AND INSPECTION.  Landlord shall at all reasonable times, upon written or oral notice (except in emergencies, when no notice shall be required) have the right to enter the Building and Premises to inspect them, to supply services in accordance with this Lease, to perform any work required or permitted to be performed by Landlord within the Premises, to have access to install, repair, maintain, replace or remove all electrical and mechanical installations of Landlord and to protect the interests of Landlord in the Premises, and to show the Premises to prospective or actual purchasers or encumbrance holders (or, during the last one hundred and eighty (180) days of the Term or when an Event of Default exists, to place upon the Premises any usual or ordinary “for lease” signs and exhibit the Premises to prospective tenants at reasonable hours), all without being deemed to have caused an eviction of Tenant and without abatement of rent except as provided elsewhere in this Lease.  Landlord shall have the right, if desired, to retain a key which unlocks all of the doors in the Premises, excluding Tenant’s vaults and safes, and Landlord shall have the right to use any and all means which Landlord may deem proper to open the doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord as provided in this Section 7.5 shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises. Landlord shall at all times use reasonable efforts not to interfere with the conduct of Tenant’s business at the Premises.

ARTICLE VIII.

TAXES AND ASSESSMENTS ON TENANT’S PROPERTY

Tenant shall be liable for and shall pay, prior to delinquency, all taxes and assessments levied against all personal property of Tenant located in the Premises.

ARTICLE IX.

ASSIGNMENT AND SUBLETTING

SECTION 9.1     TRANSFERS.  Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed as further described below: (i) directly or indirectly assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, (iii) permit the use of the Premises by any entity or person other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any Person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”), or (iv) advertise the Premises or Lease for Transfers.  If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after Tenant’s notice), (b) the portion of the Premises to be Transferred (herein called the “Subject Space”), (c) the terms of the proposed Transfer and the consideration therefor, the name, address and background information concerning the proposed Transferee, and a true and complete copy of all proposed Transfer documentation, and (d) financial statements (balance sheets and income/expense statements for the current and prior three (3) years) of the proposed Transferee, in form and detail reasonably satisfactory to Landlord, certified by an officer, partner or owner of the Transferee, and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require.  Any Transfer made without complying with this Article, and not cured within thirty (30) days after written notice from Landlord,  shall at Landlord’s option be null, void and of no effect.

SECTION 9.2     APPROVAL.  Landlord shall approve or disapprove the proposed Transfer within ten (10) business days of receipt of Tenant’s notice.  Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in Tenant’s notice.  The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality or nature of the Site or other tenants of the Site, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes, would result in more than a reasonable number of occupants, or would require increased services by Landlord, (iv) the Transferee is either a government (or agency or instrumentality thereof), (v)  the proposed Transferee does not have, in Landlord’s sole good faith determination, satisfactory references or a reasonable financial condition in relation to the obligations to be assumed in connection with the Transfer, (vi)  the Transfer involves a partial or collateral assignment, or a mortgage, pledge, hypothecation, or other encumbrance or lien on this Lease, or a Transfer by operation of law, (vii) the proposed Transfer involves conversion, merger or consolidation of Tenant into a limited liability company or limited liability partnership which would have the legal effect of releasing Tenant from any obligations under this Lease, (viii) the proposed Transfer would cause Landlord to be in violation of any laws or any other lease, mortgage or agreement to which Landlord is a party, would give a tenant of the Site a right to cancel its lease, or would create adverse tax consequences for Landlord, or (ix)  Tenant has committed and failed to cure an Event of Default.  If Tenant disagrees with Landlord’s decision to deny approval, Tenant’s sole remedy shall be to seek injunctive relief.

SECTION 9.3     TRANSFER PREMIUMS.  If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. “Transfer Premium” shall mean, for a lease assignment, all consideration paid or payable therefor.  “Transfer Premium” shall mean, for a sublease, all rent, additional rent or other consideration paid by such Transferee (less reasonable and market leasing commissions relating to the Transfer and the unamortized portion of Tenant’s Contribution to the Tenant Improvements) in excess of the total rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred).  “Transfer Premium” shall also include so-called “key money,” or other bonus amount paid by Transferee to Tenant, and any payment in excess of fair market value for services rendered by Tenant to Transferee or in excess of Tenant’s depreciated tax basis for assets, fixtures, inventory, equipment or furniture transferred by Tenant to Transferee.  If part of the consideration for such Transfer shall be payable other than in cash, Landlord’s share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.  The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

SECTION 9.4     RECAPTURE.  Notwithstanding anything to the contrary contained in this Article, in the event that the Subject Space comprises fifty percent (50%) or more of the total Premises, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant’s notice of such proposed Transfer, to recapture  the Subject Space.  Such recapture notice shall cancel and terminate this Lease with respect to theSubject Space  as of the date stated in Tenant’s notice as the effective date of the proposed Transfer (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent or nominee, in which case the parties shall execute reasonable Transfer documentation promptly thereafter).  If this Lease shall be canceled with respect to less than the entire Premises, the Basic Rent and additional rent due under this Lease shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party the parties shall execute written confirmation of the same. In the event Landlord elects to recapture the Subject Space, Landlord shall be responsible, at its sole cost and expense, for the demising thereof and  Tenant shall surrender and vacate the Subject Space when required hereunder in accordance with the surrender provisions of this Lease on an “as is” and “where is” condition, subject to Tenant’s rights to remove trade fixtures and other personal property..

SECTION 9.5     TERMS OF CONSENT.  If Landlord consents to a Transfer: (i) the terms and conditions of this Lease, including Tenant’s liability for the Subject Space, shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) no Transferee shall succeed to any rights provided in this Lease or any amendment hereto to extend the Term of this Lease, expand the Premises, or lease other space, any such rights being deemed personal to the initial Tenant, (d) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (v) Tenant shall furnish a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium that Tenant has derived and shall derive from such Transfer.  Landlord or its authorized representatives shall have the right at all reasonable times upon no less than forty eight (48) hours prior written notice to cause its independent certified public accountant to audit the books, records and papers of Tenant and any Transferee relating to any Transfer, and shall have the right to make copies thereof except to the extent prohibited by applicable securities laws.  If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and if understated by more than ten percent (10%)  Tenant shall pay Landlord’s costs of such audit.  Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the Subject Space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease.  If Tenant shall commit an Event of Default under this Lease and such Event of Default is not cured during the time period specified herein, Landlord is hereby irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease).

SECTION 9.6     PERMITTED TRANSFERS.  Notwithstanding anything to the contrary in this Article IX, Tenant may assign this Lease, without Landlord’s consent, and without any obligation to pay any Transfer Premiums, and without Landlord’s right to recapture to any corporation or other entity which controls, is controlled by, or is under common control with Tenant, or to any corporation or other entity resulting from a merger, sale, reorganization or consolidation with Tenant, or to any person or entity which acquires a controlling interest in Tenant’s stock, either by private sale or as the result of a public stock offering, or substantially all of the assets of Tenant as a going concern (collectively, an “Affiliate”), provided that:

(a) The Affiliate’s net worth is equal to or greater than Tenant’s net worth at the time of the Transfer;

(b) The Affiliate assumes in writing all of Tenant’s obligations under this Lease;

(c) Tenant notifies Landlord of such assignment to an Affiliate at least thirty (30)  days prior to the effective date of the assignment; and

(d) Tenant gives Landlord such reasonable information as Landlord shall reasonably request regarding the Affiliate.

ARTICLE X.

INSURANCE AND INDEMNITY
SECTION 10.1     TENANT’S INSURANCE.  Tenant, at its sole cost and expense, shall provide and maintain in effect the insurance described in Exhibit C.  Evidence of that insurance must be delivered to Landlord prior to the Commencement Date or any earlier date on which Tenant may enter upon or take possession of the Premises for any reason whatsoever.

SECTION 10.2     LANDLORD’S INSURANCE.  Landlord may, at its election, provide any or all of the following types of insurance, with or without deductible and in amounts and coverages as may be determined by Landlord in its sole and absolute discretion:  property insurance, subject to standard exclusions, covering the Building and/or Site, and such other risks as Landlord or its mortgagees may from time to time deem appropriate, including coverage for the Tenant Improvements constructed by Landlord pursuant to the Work Letter (if any) attached hereto, and commercial general liability coverage.  Landlord shall not be required to carry insurance of any kind on Tenant’s Alterations or on Tenant’s other property, including, without limitation, trade fixtures, furnishings, equipment, signs and all other items of personal property, and shall not be obligated to repair or replace that property should damage occur.  All proceeds of insurance maintained by Landlord upon the Building and/or Site shall be the property of Landlord, whether or not Landlord is obligated to or elects to make any repairs.

SECTION 10.3     TENANT’S INDEMNITY.  To the fullest extent permitted by law, Tenant shall defend, indemnify, protect, save and hold harmless Landlord, its agents, and any and all affiliates of Landlord, including, without limitation, any corporations or other entities controlling, controlled by or under common control with Landlord, from and against any and all claims, demands, actions, losses, liabilities, costs or expenses arising either before or after the Commencement Date from Tenant’s use or occupancy of the Premises, the Building or the Common Areas, including, without limitation, the use by Tenant, its agents, employees, invitees or licensees of any facilities within the Common Areas, including without limitation the Cafeteria; the conduct of Tenant’s business; any activity, work, or thing done, permitted or suffered by Tenant or its agents, employees, invitees or licensees in or about the Premises, the Building or the Common Areas; any Event of Default in the performance of any obligation on Tenant’s part to be performed under this Lease; or any act or negligence of Tenant or its agents, employees, visitors, patrons, guests, invitees or licensees.  Landlord may, at its option, require Tenant to assume Landlord’s defense in any claim, action or proceeding covered by this Section through counsel satisfactory to Landlord.  The provisions of this Section shall expressly survive the expiration or sooner termination of this Lease.  Tenant’s obligations under this Section shall not apply to the extent that the claim, demand, action, loss, liability, cost or expense is caused by the active negligence or willful misconduct of Landlord.

SECTION 10.4     LANDLORD’S NONLIABILITY.  Landlord, its agents, and any and all affiliates of Landlord, shall not be liable to Tenant, its employees, agents and/or invitees, and Tenant hereby waives all claims against Landlord, its agents, and any and all affiliates of Landlord, for and knowingly assumes the risk of loss of or damage to any property, or loss or interruption of business or income, or any other loss, cost, damage, injury or liability whatsoever (including without limitation any consequential damages and lost profit or opportunity costs), resulting from, but not limited to, Acts of God, acts of civil disobedience or insurrection, acts or omissions of third parties, fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak or flow from or into any part of the Building, mold, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, electrical works, roof, windows or other fixtures in the Building (whether the damage or injury results from conditions arising in the Premises or in other portions of the Building), except to the extent caused by  the negligence of Landlord, its agents or any and all affiliates of Landlord in connection with any of the foregoing.  It is understood that any such condition may require the temporary evacuation or closure of all or a portion of the Building.  Except to the extent set forth in this Section 10.4, Landlord shall have no liability whatsoever (including without limitation consequential damages and lost profit or opportunity costs) and, except as provided in Sections 11.1 and 12.1 below, there shall be no abatement of rent, by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements to any portion of the Building, including repairs to the Premises, nor shall any related activity by Landlord constitute an actual or constructive eviction.  In making repairs, alterations or improvements, however, Landlord shall interfere as little as reasonably practicable with the conduct of Tenant’s business in the Premises.  Should Tenant elect to receive any service or products from a concessionaire, licensee or third party tenant of Landlord, Landlord shall have no liability for any services or products so provided or for any breach of contract by such third party provider.  Neither Landlord nor its agents shall be liable for interference with light or other similar intangible interests.  Tenant shall immediately notify Landlord in case of fire or accident in the Premises, the Building or the Site and of defects in any improvements or equipment.

SECTION 10.5     WAIVER OF SUBROGATION.  Landlord and Tenant each hereby waives all rights of recovery against the other and the other’s agents on account of loss and damage occasioned to the property of such waiving party to the extent that the waiving party is entitled to proceeds for such loss or damage under any property insurance policies carried or required to be carried by the provisions of this Lease; provided however, that the foregoing waiver shall not apply to the extent of Tenant’s obligations to pay deductibles under any such policies and this Lease.  By this waiver it is the intent of the parties that neither Landlord nor Tenant shall be liable to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage insured against under any property insurance policies contemplated by this Lease, even though such loss or damage might be occasioned by the negligence of such party, its agents, employees, contractors, guests or invitees.

ARTICLE XI.

DAMAGE OR DESTRUCTION

SECTION 11.1     PARTIAL DAMAGE-INSURED.  Subject to the provisions of Sections 11.3 and 11.4, if the Premises or the Building, as the case may be, are damaged to the extent of less than seventy-five percent (75%) of the then replacement value thereof (excluding excavations and foundations with respect to the Building), and such damage results in substantial interference for a period exceeding one hundred eighty (180) calendar days with the conduct by Tenant of its business at the Premises, Tenant may terminate this Lease effective thirty (30) days after delivery of written notice to Landlord.  Tenant’s right of termination shall be exercised by delivery of such notice to Landlord no later than thirty (30) days after the date that Landlord notifies Tenant of the estimated percentage damaged and the amount of time necessary to repair the damage.  In the event Tenant elects not to exercise its right of termination of the Lease, Landlord shall at Landlord’s expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect except that Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant’s business at the Premises.

SECTION 11.2     PARTIAL DAMAGE-UNINSURED. Subject to the provisions of Sections 11.3 and 11.4, if at any time during the Term hereof the Premises or the Building, as the case may be, are damaged and the proceeds received by Landlord are not sufficient to repair such damage, or such damage was caused by an act or casualty not covered under an insurance policy required to be maintained by Landlord pursuant to Section 10.2, or such damage results in substantial interference for a period exceeding one hundred eighty (180) calendar days with the conduct by Tenant of its business at the Premises, Tenant may terminate this Lease effective thirty (30) days after delivery of written notice to Landlord.  Tenant’s right of termination shall be exercised by delivery of such notice to Landlord no later than thirty (30) days after the date that Landlord notifies Tenant of the estimated percentage damaged and the amount of time necessary to repair the damage. In the event Tenant elects not to exercise its right of termination of the Lease, Rent shall be abated in proportion to the degree of interference during the period that there is substantial interference with the conduct of Tenant’s business at the Premises. Abatement of Rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy under this Section 11.2.

SECTION 11.3     TOTAL DESTRUCTION. If at any time during the term hereof either the Premises or the Building is destroyed to the extent of seventy-five percent (75%) or more of the then replacement value thereof (excluding excavations and foundations with respect to the Building), from any cause whether or not covered by the insurance maintained pursuant to Section 10.2, this Lease shall at the option of either party terminate as of the date of such destruction.  The right of termination shall be exercised by delivery of notice of termination to the other party within thirty (30) days after the date that Tenant notifies Landlord of the occurrence of such damage.

SECTION 11.4     DAMAGE NEAR END OF TERM. If the Premises are destroyed or damaged in whole or in part to the extent of at least fifty percent (50%) of the then replacement value thereof (excluding excavations and foundations with respect to the Building) whether from an insured or uninsured casualty, during the last six (6) months of the term of this Lease, either party may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other party of its election to do so within thirty (30) days after the date of occurrence of such damage.

SECTION 11.5     WAIVER.  Tenant waives the provisions of California Civil Code Sections 1932(2) and 1933(4), and any similar or successor statutes relating to termination of leases when the thing leased is substantially or entirely destroyed, and agrees that any such occurrence shall instead be governed by the terms of this Lease.

SECTION 11.6     TENANT’S PROPERTY. Landlord’s obligation to rebuild or restore shall not include restoration of Tenant’s trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises.

SECTION 11.7     NOTICE OF DAMAGE.  Tenant shall notify Landlord within five (5) days after the occurrence thereof of any damage to all or any portion of the Premises.  In no event shall Landlord have any obligation to repair or restore the Premises pursuant to this Article XI until a reasonable period of time after Landlord’s receipt of notice from Tenant of the nature and scope of any damage to the Premises, and a reasonable period of time to collect insurance proceeds arising from such damage (unless such damage is clearly not covered by insurance then in effect covering the Premises).

SECTION 11.8     REPLACEMENT COST.  Landlord shall reasonably determine in good faith the time necessary to complete repairs and the estimated cost of repair of any damage, or of the replacement cost, for purposes of this Article XI, by averaging the costs set forth in two competitive bids for the repair and replacement work, with such average being conclusive.

ARTICLE XII.

EMINENT DOMAIN
SECTION 12.1     PARTIAL TAKING.  If at least thirty-three percent (33%) of the floor area of the Premises is taken for any public or quasi-public use, under any statute or right of eminent domain (collectively a “taking”), this Lease shall, as to the part so taken, terminate as of the date the condemnor or purchaser takes possession of the property being taken, and the rent payable hereunder shall be reduced in the same proportion that the floor area of the portion of the Premises so taken bears to the original floor area of the Premises except if the taking renders the Premises unusable for Tenant’s purposes, Tenant at its sole option may terminate this Lease.  Landlord shall, at its own cost and expense, make all necessary alterations to the Premises in order to make the portion of the Premises not taken a complete architectural unit.  Such work shall not, however, exceed the scope of the work done by Landlord in originally constructing the Premises.  Each party hereto waives the provisions of California Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

SECTION 12.2     TOTAL TAKING.  If more than thirty-three percent (33%) of the floor area of the Premises is taken, then any such taking shall be treated as a total taking, and this Lease shall terminate upon the date possession shall be taken by the condemning authority.

SECTION 12.3     DISTRIBUTION OF AWARD. If a part or all of the Premises is taken, all compensation awarded upon such taking shall belong to and be paid to Landlord, except that nothing in this Lease shall be deeded to assign to Landlord or Landlord’s lender any award relating to the value of the leasehold interest created by this Lease or any award of payment on account of alterations or improvements paid for by Tenant, Tenant’s trade fixtures and personal property.  Tenant shall receive from the award a sum attributable to Tenant’s movable property or trade fixtures on the Premises which Tenant has the right to remove from the Premises pursuant to the provisions of this Lease, but elects not to remove; or, if Tenant elects to remove any such property or trade fixtures, Tenant shall receive a sum for reasonable removal and relocation costs not to exceed the market value thereof on the date possession of the Premises is taken.

SECTION 12.4     SALE UNDER THREAT OF CONDEMNATION.  A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for purposes of this Article XII.

ARTICLE XIII.

SUBORDINATION; ESTOPPEL CERTIFICATE; FINANCIALS

SECTION 13.1     SUBORDINATION.  As a condition precedent to the effectiveness of this Lease, Landlord shall provide to Tenant a non-disturbance certificate acceptable to Tenant from any ground lessor, mortgage holders or lien holders of Landlord or any lender that currently holds a deed of trust or other security interest against the Premises, Building, Site and/or Common Areas. At the option of Landlord or any lender of Landlord’s that obtains a security interest in the Building, this Lease shall be either superior or subordinate to all ground or underlying leases, mortgages and deeds of trust, if any, which may hereafter affect the Building, and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, that so long as no Event of Default exists under this Lease, Tenant’s possession and quiet enjoyment of the Premises shall not be disturbed and such lender shall recognize the Lease and Tenant’s rights hereunder, and this Lease shall not terminate in the event of termination of any such ground or underlying lease, or the foreclosure of any such mortgage or deed of trust, to which this Lease has been subordinated pursuant to this Section.  Tenant shall execute and deliver any documents or agreements requested by Landlord or such lessor or lender which provide Tenant with the non-disturbance protections set forth in this Section.  In the event of a termination or foreclosure, Tenant shall become a tenant of and attorn to the successor-in-interest to Landlord upon the same terms and conditions as are contained in this Lease and such successor-in-interest shall be required to request the Attornment of Tenant, , and shall execute any instrument reasonably required by Landlord’s successor for that purpose.  Tenant shall also, upon written request of Landlord, execute and deliver all instruments as may be required from time to time to subordinate the rights of Tenant under this Lease to any ground or underlying lease or to the lien of any mortgage or deed of trust (provided that such instruments include the nondisturbance and attornment provisions set forth above), or, if requested by Landlord, to subordinate, in whole or in part, any ground or underlying lease or the lien of any mortgage or deed of trust to this Lease.  Tenant agrees that any purchaser at a foreclosure sale or lender taking title under a deed-in-lieu of foreclosure shall not be responsible for any act or omission of a prior landlord except for continuing defaults and  shall not be subject to any offsets or defenses Tenant may have against a prior landlord, except as specifically set forth herein as an offset or defense that is due Tenant, and shall not be liable for the return of the security deposit to the extent it is not actually received by such purchaser or bound by any rent paid for more than the current month in which the foreclosure occurred.

SECTION 13.2     ESTOPPEL CERTIFICATE.

(a) Tenant shall within ten (10)  business days following written request from Landlord, execute, acknowledge and deliver to Landlord, in any form that Landlord may reasonably require, a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as modified, is in full force and effect) and the dates to which the rental, additional rent and other charges have been paid in advance, if any, and (ii) acknowledging that, to Tenant’s knowledge, there are no uncured defaults on the part of Landlord, or specifying each default if any are claimed, and (iii) setting forth all further information that Landlord or any prospective purchaser or encumbrancer may reasonably require.  Tenant’s statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Building or Site.

(b) Notwithstanding any other rights and remedies of Landlord, Tenant’s failure to deliver any estoppel statement within the provided time shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured Events of Default in Landlord’s performance, and (iii) not more than one month’s rental has been paid in advance.

SECTION 13.3     FINANCIALS.

(a) Tenant shall deliver to Landlord, prior to the execution of this Lease and thereafter at any time and from time to time within ten (10) days following Landlord’s written request, Tenant’s current tax returns and financial statements, certified to be true, accurate and complete by the chief financial officer of Tenant, including a balance sheet and profit and loss statement for the most recent prior year, (collectively, the “Statements”), which Statements shall accurately and completely reflect the financial condition of Tenant. Landlord acknowledges that Tenant is a publicly traded corporation on a nationally recognized stock exchange and, so long as

Tenant remains a publicly traded corporation on a nationally recognized stock exchanges, the foregoing obligation to deliver the Statements shall be satisfied by the filing by the Tenant of financial statements with the Securities and Exchange Commission on a quarterly basis on Form 10-Q and on an annual basis on Form 10-K. In the event Tenant ceases to remain a publicly traded corporation on a nationally recognized stock exchange, Tenant shall deliver the Statements as set forth above and  Landlord agrees that it will keep the Statements confidential, except that Landlord shall have the right to deliver the same to any proposed purchaser of the Building or Site, and to any encumbrancer or proposed encumbrancer of all or any portion of the Building or Site.

(b) Tenant acknowledges that Landlord is relying on the Statements in its determination to enter into this Lease, and Tenant represents to Landlord, which representation shall be deemed made on the date of this Lease and again on the Commencement Date, that no material change in the financial condition of Tenant, as reflected in the Statements, has occurred since the date of Tenant’s most recent periodic report filed with the Securities and Exchange Commission.

ARTICLE XIV.

EVENTS OF DEFAULT AND REMEDIES
SECTION 14.1     TENANT’S DEFAULTS.  The occurrence of any one or more of the following events (continuing beyond the expiration of any cure period set forth below, if any is provided) shall constitute an “Event of Default” by Tenant.  A breach of this Lease that is cured within the applicable cure period set forth below shall not constitute an Event of Default.

(a) The failure by Tenant to make any payment of Basic Rent or additional rent required to be made by Tenant, as and when due, where the failure continues for a period of five (5) days after written notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended.  For purposes of these Events of Default and remedies provisions, the term “additional rent” shall be deemed to include all amounts of any type whatsoever other than Basic Rent to be paid by Tenant pursuant to the terms of this Lease and the Work Letter.

(b) The assignment, sublease, encumbrance or other transfer of this Lease by Tenant, either voluntarily or by operation of law, whether by judgment, execution, transfer by intestacy or testacy, or other means, without the prior written consent of Landlord when consent is required by this Lease.

(c) The discovery by Landlord that the Statements or any financial statement provided by  any Affiliate, successor or guarantor of Tenant, was knowingly materially false when made.

(d) The failure of Tenant to timely and fully provide any subordination agreement, estoppel certificate or the Statements  in accordance with the requirements of Article XIII.

(e) The abandonment of the Premises by Tenant.

(f) The failure or inability by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in this Section 14.1, where the failure continues for a period of thirty (30) days after written notice from Landlord to Tenant or such shorter period as is specified in any other provision of this Lease; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended. However, if the nature of the failure is such that more than thirty (30) days are reasonably required for its cure, then an Event of Default shall not be deemed to have occurred if Tenant commences the cure within thirty (30) days, and thereafter diligently pursues the cure to completion.

(g) (i) The making by Tenant of any general assignment for the benefit of creditors; (ii) the filing by or against Tenant of a petition to have Tenant adjudged a Chapter 7 debtor under 11 U.S.C. Section 101 et seq. (the “Bankruptcy Code”) or to have debts discharged or for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60)  days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, if possession is not restored to Tenant within sixty (60)  days; (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where the seizure is not discharged within sixty (60)  days; (v) Tenant’s convening of a meeting of its creditors for the purpose of effecting a moratorium upon or composition of its debts or (vi) the failure of Tenant to pay its material obligations to creditors as and when they become due and payable, other than as a result of a good faith dispute by Tenant as to the amount due to such creditors.  Landlord shall not be deemed to have knowledge of any event described in this Section 14.1(g) unless notification in writing is received by Landlord, nor shall there be any presumption attributable to Landlord of Tenant’s insolvency.  In the event that any provision of this Section 14.1(g) is contrary to applicable law, the provision shall be of no force or effect.

(h) Any other breach of this Lease which this Lease provides is an Event of Default.

SECTION 14.2     LANDLORD’S REMEDIES.

(a) If an Event of Default by Tenant occurs, then in addition to any other remedies available to Landlord, Landlord may exercise the following remedies:

(i) Landlord may terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  Such termination shall not affect any accrued obligations of Tenant under this Lease.  Upon termination, Landlord shall have the right to reenter the Premises and remove all persons and property.  Landlord shall also be entitled to recover from Tenant (and to retain, use or apply any Security Deposit held by Landlord towards amounts estimated by Landlord as:

(1) The worth at the time of award of the unpaid Basic Rent and additional rent which had been earned at the time of termination;

(2) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent which would have been earned after termination until the time of award exceeds the amount of such loss that Tenant proves could have been reasonably avoided;

(3) The worth at the time of award of the amount by which the unpaid Basic Rent and additional rent for the balance of the Term after the time of award exceeds the amount of such loss that Tenant proves could be reasonably avoided;

(4) Any other amount necessary to compensate Landlord for all damage  proximately caused by Tenant’s failure to perform its obligations under this Lease  including, but not limited to, the cost of recovering possession of the Premises, refurbishment of the Premises, marketing costs, commissions and other expenses of reletting, including necessary repair, the unamortized portion of any tenant improvements and brokerage commissions funded by Landlord in connection with this Lease, reasonable attorneys’ fees, and any other reasonable costs; and

(5) At Landlord’s election, all other amounts in addition to or in lieu of the foregoing as may be permitted by law.  The term “rent” as used in the Lease shall be deemed to mean the Basic Rent, Tenant’s Share of Operating Expenses and any other sums required to be paid by Tenant to Landlord pursuant to the terms of this Lease whether or not designated as additional rent hereunder, including, without limitation, any sums that may be owing from Tenant pursuant to Section 4.3 of this Lease.  Any sum, other than Basic Rent, shall be computed on the basis of the average monthly amount accruing during the twenty-four (24) month period immediately prior to the Event of Default, except that if it becomes necessary to compute such rental before the twenty-four (24) month period has occurred, then the computation shall be on the basis of the average monthly amount during the shorter period.  As used in Sections 14.2(a)(i) (1) and (2) above, the “worth at the time of award” shall be computed by allowing interest at the rate of ten percent (10%) per annum.  As used in Section 14.2(a)(i)(3)

above, the “worth at the time of award” shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(ii) Landlord may elect not to terminate Tenant’s right to possession of the Premises and to continue to enforce all of its rights and remedies under this Lease, including the right to collect all rent as it becomes due as provided in Civil Code Section 1951.4.  Efforts by the Landlord to maintain, preserve or relet the Premises, or the appointment of a receiver to protect the Landlord’s interests under this Lease, shall not constitute a termination of the Tenant’s right to possession of the Premises.  In the event that Landlord elects to avail itself of the remedy provided by this Section 14.2(a)(ii), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord’s consent as are contained in this Lease.

(b) Landlord shall be under no obligation to observe or perform any covenant of this Lease on its part to be observed or performed which accrues after the date of any Event of Default by Tenant unless and until the Event of Default is cured by Tenant.  The various rights and remedies reserved to Landlord in this Lease or otherwise shall be cumulative and, except as otherwise provided by California law, Landlord may pursue any or all of its rights and remedies at the same time.

(c) No delay or omission of Landlord to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any breach or Event of Default by Tenant.  The acceptance by Landlord of rent shall not be a (i) waiver of any preceding breach or Event of Default by Tenant of any provision of this Lease, other than the failure of Tenant to pay the particular rent accepted, regardless of Landlord’s knowledge of the preceding breach or Event of Default at the time of acceptance of rent, or (ii) a waiver of Landlord’s right to exercise any remedy available to Landlord by virtue of the breach or Event of Default.  The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant’s estate shall not waive or cure a breach or Event of Default under Section 14.1.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent required by this Lease shall be deemed to be other than a partial payment on account of the earliest due stipulated rent, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Landlord shall accept the check or payment without prejudice to Landlord’s right to recover the balance of the rent or pursue any other remedy available to it.  No act or thing done by Landlord or Landlord’s agents during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender shall be valid unless in writing and signed by Landlord.  No employee of Landlord or of Landlord’s agents shall have any power to accept the keys to the Premises prior to the termination of this Lease, and the delivery of the keys to any employee shall not operate as a termination of this Lease or a surrender of the Premises.

SECTION 14.3     LATE PAYMENTS.  Any payment due to Landlord under this Lease, including without limitation Basic Rent, Tenant’s Share of Operating Expenses or any other payment due to Landlord under this Lease whether or not designated as additional rent hereunder, that is not received by Landlord within five (5) days following the date due shall bear interest at the maximum rate permitted by law from the date due until fully paid.  The payment of interest shall not cure any breach or Event of Default by Tenant under this Lease.  In addition, Tenant acknowledges that the late payment by Tenant to Landlord of Basic Rent and Tenant’s Share of Operating Expenses will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises.  Accordingly, if any Basic Rent or Tenant’s Share of Operating Expenses due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days following the date due, then Tenant shall pay to Landlord, in addition to the interest provided above, a late charge, which the Tenant agrees is reasonable, in a sum equal to five percent (5%) of the amount overdue.  Acceptance of a late charge by Landlord shall not constitute a waiver of Tenant’s breach or Event of Default with respect to the overdue amount, nor shall it prevent Landlord from exercising any of its other rights and remedies.  The late charge shall be waived for the first (1st) instance in any calendar year where such late charge is incurred, not to exceed three (3) times during the Term, provided that the payment is made within five (5) days of delivery of Landlord’s written notice to Tenant notifying Tenant that such payment is overdue.

SECTION 14.4     RIGHT OF LANDLORD TO PERFORM.  All covenants and agreements to be performed by Tenant under this Lease shall be performed at Tenant’s sole cost and expense and without any abatement of rent or right of set-off.  If Tenant fails to pay any sum of money, other than rent payable to Landlord, or fails to perform any other act on its part to be performed under this Lease, and the failure continues beyond any applicable grace period set forth in Section 14.1, then in addition to any other available remedies, Landlord may, at its election make the payment or perform the other act on Tenant’s part and Tenant hereby grants Landlord the right to enter onto the Premises in order to carry out such performance.  Landlord’s election to make the payment or perform the act on Tenant’s part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts.  Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all sums paid by Landlord and all necessary incidental costs, together with interest at the maximum rate permitted by law from the date of the payment by Landlord.

SECTION 14.5     DEFAULT BY LANDLORD.  Landlord shall not be deemed to be in default in the performance of any obligation under this Lease, and Tenant shall have no rights to take any action against Landlord, unless and until Landlord has failed to perform the obligation within thirty (30) days after written notice by Tenant to Landlord specifying in reasonable detail the nature and extent of the failure, except in the case of imminent danger to person or property in which case Landlord shall perform as soon as reasonably practicable under the circumstances; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it commences performance within the thirty (30) day period and thereafter diligently pursues the cure to completion. Notwithstanding the foregoing, in the event Landlord fails to properly fulfill (or commence to perform and thereafter diligently pursue to completion) its obligations for maintenance, repair, replacement and/or providing services under the Lease, or for performing the Tenant Improvements, following thirty (30) days written notice from Tenant, then Tenant may elect, but shall have no obligation to perform any repair or maintenance required by Landlord hereunder on behalf of Landlord, at Landlord’s expense.  Landlord shall promptly reimburse Tenant upon demand for all reasonable costs actually incurred, but Tenant shall not deduct such costs from any rent or other sum due Landlord and shall seek reimbursement from Landlord directly.  In the event of Landlord’s default under this Lease, Tenant’s sole remedies shall be to seek damages or specific performance from Landlord, provided that any damages shall be limited to Tenant’s actual out-of-pocket expenses and shall in no event include any consequential damages, lost profits or opportunity costs.

SECTION 14.6     EXPENSES AND LEGAL FEES.   All sums reasonably incurred by Landlord in connection with any Event of Default by Tenant under this Lease or holding over of possession by Tenant after the expiration or earlier termination of this Lease, or any action related to a filing for bankruptcy or reorganization by Tenant, including without limitation all costs, expenses and actual accountants, appraisers, attorneys and other professional fees, and any collection agency or other collection charges, shall be recoverable by Landlord, and shall bear interest at the rate of ten percent (10%) per annum.   Should either Landlord or Tenant bring any action in connection with this Lease, the prevailing party shall be entitled to recover as a part of the action its reasonable attorneys’ fees, and all other costs.  The prevailing party for the purpose of this Section shall be determined by the trier of the facts.

SECTION 14.7     WAIVER OF JURY TRIAL/JUDICIAL REFERENCE.

(a) LANDLORD AND TENANT EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND TO THE EXTENT ENFORCEABLE UNDER CALIFORNIA LAW, EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE.  FURTHERMORE, THIS WAIVER AND RELEASE OF ALL RIGHTS TO A JURY TRIAL IS DEEMED TO BE INDEPENDENT OF EACH AND EVERY OTHER PROVISION, COVENANT, AND/OR CONDITION SET FORTH IN THIS LEASE.

(b) IN THE EVENT THAT THE JURY WAIVER PROVISIONS OF SECTION 14.7(a) ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN THE PROVISIONS OF THIS SECTION

14.7(b) SHALL APPLY.  IT IS THE DESIRE AND INTENTION OF THE PARTIES TO AGREE UPON A MECHANISM AND PROCEDURE UNDER WHICH CONTROVERSIES AND DISPUTES ARISING OUT OF THIS LEASE OR RELATED TO THE PREMISES WILL BE RESOLVED IN A PROMPT AND EXPEDITIOUS MANNER.  ACCORDINGLY, EXCEPT WITH RESPECT TO ACTIONS FOR UNLAWFUL OR FORCIBLE DETAINER OR WITH RESPECT TO THE PREJUDGMENT REMEDY OF ATTACHMENT, ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, TENANT’S USE OR OCCUPANCY OF THE PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE, SHALL BE HEARD AND RESOLVED BY A REFEREE UNDER THE PROVISIONS OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, SECTIONS 638 – 645.1, INCLUSIVE (AS SAME MAY BE AMENDED, OR ANY SUCCESSOR STATUTE(S) THERETO) (THE “REFEREE SECTIONS”).  ANY FEE TO INITIATE THE JUDICIAL REFERENCE PROCEEDINGS SHALL BE PAID BY THE PARTY INITIATING SUCH PROCEDURE; PROVIDED HOWEVER, THAT THE COSTS AND FEES, INCLUDING ANY INITIATION FEE, OF SUCH PROCEEDING SHALL ULTIMATELY BE BORNE IN ACCORDANCE WITH SECTION 14.6 ABOVE.  THE VENUE OF THE PROCEEDINGS SHALL BE IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED.  WITHIN TEN (10) DAYS OF DELIVERY BY ANY PARTY TO THE OTHER PARTY OF A WRITTEN REQUEST TO RESOLVE ANY DISPUTE OR CONTROVERSY PURSUANT TO THIS SECTION 14.7(b), THE PARTIES SHALL AGREE UPON A SINGLE REFEREE WHO SHALL TRY ALL ISSUES, WHETHER OF FACT OR LAW, AND REPORT A FINDING AND JUDGMENT ON SUCH ISSUES AS REQUIRED BY THE REFEREE SECTIONS.  IF THE PARTIES ARE UNABLE TO AGREE UPON A REFEREE WITHIN SUCH TEN (10) DAY PERIOD, THEN ANY PARTY MAY THEREAFTER FILE A LAWSUIT IN THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR THE PURPOSE OF APPOINTMENT OF A REFEREE UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640, AS SAME MAY BE AMENDED OF ANY SUCCESSOR STATUTE(S) THERETO.  IF THE REFEREE IS APPOINTED BY THE COURT, THE REFEREE SHALL BE A NEUTRAL AND IMPARTIAL RETIRED JUDGE WITH SUBSTANTIAL EXPERIENCE IN THE RELEVANT MATTERS TO BE DETERMINED, FROM JAMS/ENDISPUTE, INC., THE AMERICAN ARBITRATION ASSOCIATION OR SIMILAR MEDIATION/ARBITRATION ENTITY.  THE PROPOSED REFEREE MAY BE CHALLENGED BY ANY PARTY FOR ANY OF THE GROUNDS LISTED IN SECTION 641 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO.  THE REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES OF FACT AND LAW AND REPORT HIS OR HER DECISION ON SUCH ISSUES, AND TO ISSUE ALL RECOGNIZED REMEDIES AVAILABLE AT LAW OR IN EQUITY FOR ANY CAUSE OF ACTION THAT IS BEFORE THE REFEREE, INCLUDING AN AWARD OF ATTORNEYS’ FEES AND COSTS IN ACCORDANCE WITH CALIFORNIA LAW.  THE REFEREE SHALL NOT, HOWEVER, HAVE THE POWER TO AWARD PUNITIVE DAMAGES, NOR ANY OTHER DAMAGES WHICH ARE NOT PERMITTED BY THE EXPRESS PROVISIONS OF THIS LEASE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO RECOVER ANY SUCH DAMAGES.  THE PARTIES SHALL BE ENTITLED TO CONDUCT ALL DISCOVERY AS PROVIDED IN THE CALIFORNIA CODE OF CIVIL PROCEDURE, AND THE REFEREE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY ORDERS IN THE SAME MANNER AS ANY TRIAL COURT JUDGE, WITH RIGHTS TO REGULATE DISCOVERY AND TO ISSUE AND ENFORCE SUBPOENAS, PROTECTIVE ORDERS AND OTHER LIMITATIONS ON DISCOVERY AVAILABLE UNDER CALIFORNIA LAW.  THE REFERENCE PROCEEDING SHALL BE CONDUCTED IN ACCORDANCE WITH CALIFORNIA LAW (INCLUDING THE RULES OF EVIDENCE), AND IN ALL REGARDS, THE REFEREE SHALL FOLLOW CALIFORNIA LAW APPLICABLE AT THE TIME OF THE REFERENCE PROCEEDING.  IN ACCORDANCE WITH SECTION 644 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, THE DECISION OF THE REFEREE UPON THE WHOLE ISSUE MUST STAND AS THE DECISION OF THE COURT, AND UPON THE FILING OF THE STATEMENT OF DECISION WITH THE CLERK OF THE COURT, OR WITH THE JUDGE IF THERE IS NO CLERK, JUDGMENT MAY BE ENTERED THEREON IN THE SAME MANNER AS IF THE ACTION HAD BEEN TRIED BY THE COURT.  THE PARTIES SHALL PROMPTLY AND DILIGENTLY COOPERATE WITH ONE ANOTHER AND THE REFEREE, AND SHALL PERFORM SUCH ACTS AS MAY BE NECESSARY TO OBTAIN A PROMPT AND EXPEDITIOUS RESOLUTION OF THE DISPUTE OR CONTROVERSY IN

ACCORDANCE WITH THE TERMS OF THIS SECTION 14.7(b).  TO THE EXTENT THAT NO PENDING LAWSUIT HAS BEEN FILED TO OBTAIN THE APPOINTMENT OF A REFEREE, ANY PARTY, AFTER THE ISSUANCE OF THE DECISION OF THE REFEREE, MAY APPLY TO THE COURT OF THE COUNTY IN WHICH THE PREMISES ARE LOCATED FOR CONFIRMATION BY THE COURT OF THE DECISION OF THE REFEREE IN THE SAME MANNER AS A PETITION FOR CONFIRMATION OF AN ARBITRATION AWARD PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1285 ET SEQ. (AS SAME MAY BE AMENDED OR ANY SUCCESSOR STATUTE(S) THERETO).

SECTION 14.8     SATISFACTION OF JUDGMENT.  The obligations of Landlord do not constitute the personal obligations of the individual partners, trustees, directors, officers, members or shareholders of Landlord or its constituent partners or members.  Should Tenant recover a money judgment against Landlord, such judgment shall be satisfied only from the interest of Landlord in the Building and out of the rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title or interest in the Building, insurance policy proceeds and/or award in eminent domain attributable to Landlord’s interest in the property and no action for any deficiency may be sought or obtained by Tenant.

SECTION 14.9     LIMITATION OF ACTIONS AGAINST LANDLORD.  Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease, including without limitation any arising under a tort or contract cause of action, shall be barred unless Tenant commences an action thereon within the earlier of the time period prescribed by law or twenty-four (24) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has been discovered (or reasonably should have been discovered) by Tenant.

ARTICLE XV.

END OF TERM

SECTION 15.1     HOLDING OVER.  This Lease shall terminate without further notice upon the expiration of the Term, including any extension terms thereof, and any holding over by Tenant after the expiration shall not constitute a renewal or extension of this Lease, or give Tenant any rights under this Lease, except when in writing signed by both parties.  Any period of time following the Expiration Date or earlier termination of this Lease required for Tenant to remove its property or to place the Premises in the condition required pursuant to Section 15.3 (or for Landlord to do so if Tenant fails to do so) shall be deemed a holding over by Tenant.  If Tenant holds over for any period after the Expiration Date (or earlier termination) of the Term with or  without the prior written consent of Landlord, such possession shall constitute a tenancy at sufferance only and an Event of Default under this Lease;   In either of such events, possession shall be subject to all of the terms of this Lease, except that the monthly Basic Rent shall be at a daily rate of two hundred percent (200%) of the Basic Rent for the month immediately preceding the date of termination divided by thirty (30).  If Tenant fails to surrender the Premises upon the expiration of this Lease despite demand to do so by Landlord, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant relating to such failure to surrender.  Acceptance by Landlord of rent after the termination shall not constitute a consent to a holdover or result in a renewal of this Lease.  The foregoing provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or any other rights of Landlord under this Lease or at law.

SECTION 15.2     MERGER ON TERMINATION.  The voluntary or other surrender of this Lease by Tenant, or a mutual termination of this Lease, shall terminate any or all existing subleases unless Landlord, at its option, elects in writing to treat the surrender or termination as an assignment to it of any or all subleases affecting the Premises.

SECTION 15.3     SURRENDER OF PREMISES; REMOVAL OF PROPERTY.

(a) Subject to the provisions of Section 7.3 of this Lease and of the Work Letter, if any, attached hereto, upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in as good order, condition and repair as when received or as hereafter may be improved by Landlord or Tenant, reasonable wear and tear and repairs which are Landlord’s obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all personal property, removable trade fixtures, and equipment and debris and perform all work required under Section 7.3 of this Lease and/or the Work Letter, if any, attached hereto, as to Replacements of Non-Standard Improvements and removal of Alterations, except for any items that Landlord may by written authorization allow to remain.  Tenant shall repair all damage to the Premises resulting from the removal, which repair shall include the patching and filling of holes and repair of structural damage, provided that Landlord may instead elect to repair any structural damage at Tenant’s expense.  If Tenant shall fail to comply with the provisions of this Section, Landlord may effect the removal and/or make any repairs, and the cost to Landlord shall be additional rent payable by Tenant upon demand.  If Tenant fails to remove Tenant’s personal property from the Premises upon the expiration of the Term, Landlord may remove, store, dispose of and/or retain such personal property, at Landlord’s option, in accordance with then applicable laws, all at the expense of Tenant.  If requested by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in the Premises.

(b) As part of the Tenant Improvements defined in the Work Letter, Tenant will be converting an existing conference area within the Building (as shown on Exhibit B attached hereto) into a laboratory space.  Upon the Expiration Date or upon any earlier termination of this Lease, Tenant shall restore such laboratory space to a bare walls and bare floor condition, including the removal of any raised flooring and restoration of the electrical system to that which existed on the Commencement Date (the “Lab Restoration Work”).  Landlord may retain One Hundred Thousand Dollars ($100,000) of the Security Deposit to be used by Landlord to restore the Premises after Tenant has vacated the Premises, and, in the event that the Security Deposit balance is less than One Hundred Thousand Dollars ($100,000) after Landlord’s deductions for other repairs or damage attributable to Tenant under this Lease, Tenant shall deposit sufficient funds with Landlord such that the balance retained by Landlord shall be at least One Hundred Thousand Dollars ($100,000).  Any amounts not used by Landlord for the Lab Restoration Work shall be returned to Tenant within thirty (30) days after completion of the Lab Restoration Work by Landlord.

ARTICLE XVI.

PAYMENTS AND NOTICES

All sums payable by Tenant to Landlord shall be deemed to be rent under this Lease and shall be paid, without deduction or offset, in lawful money of the United States to Landlord at the address specified in Item 13 of the Basic Lease Provisions, or at any other place as Landlord may designate in writing.  Unless this Lease expressly provides otherwise, as for example in the payment of Basic Rent and the Tenant’s Share of Operating Expenses pursuant to Sections 4.1 and 4.2, all payments shall be due and payable within five (5) days after demand.  All payments requiring proration shall be prorated on the basis of the number of days in the pertinent calendar month or year, as applicable.  Any notice, election, demand, consent, approval or other communication to be given or other document to be delivered by either party to the other may be delivered in person or by courier or overnight delivery service to the other party, or may be deposited in the United States mail, duly registered or certified, postage prepaid, return receipt requested, and addressed to the other party at the address set forth in Item 12 of the Basic Lease Provisions, or if to Tenant, at that address or, from and after the Commencement Date, at the Premises (whether or not Tenant has departed from, abandoned or vacated the Premises).  Either party may, by written notice to the other, served in the manner provided in this Article, designate a different address.  If any notice or other document is sent by mail, duly registered or certified, it shall be deemed served or delivered seventy-two (72) hours after mailing.  If more than one person or entity is named as Tenant under this Lease, service of any notice upon any one of them shall be deemed as service upon all of them.

ARTICLE XVII.

RULES AND REGULATIONS

Tenant agrees to observe faithfully  the Rules and Regulations, attached as Exhibit D, and any reasonable and nondiscriminatory amendments, modifications and/or additions as may be adopted and published by written notice to tenants by Landlord for the safety, care, security, good order, or cleanliness of the Premises, Building, Site and Common Areas.  Landlord shall not be liable to Tenant for any violation of the Rules and Regulations or the breach of any covenant or condition in any lease by any other tenant or such tenant’s agents, employees, contractors, guests or invitees.  One or more waivers by Landlord of any breach of the Rules and Regulations by Tenant or by any other tenant(s) shall not be a waiver of any subsequent breach of that rule or any other.  Tenant’s failure to act in good faith compliance with the Rules and Regulations shall constitute a breach of this Lease provided Tenant shall have five (5) business days to cure any such non-compliance after written notice thereof; provided however, that if the nature of the non-compliance is such that more than five (5) business days are reasonably required for its cure, then a breach of this Lease shall not be deemed to have occurred if Tenant commences the cure within five (5) business days, and thereafter diligently pursues the cure to completion. In the case of any conflict between the Rules and Regulations and this Lease, this Lease shall be controlling.

ARTICLE XVIII.

BROKER’S COMMISSION

The parties recognize as the broker(s) who negotiated this Lease the firm(s), whose name(s) is (are) stated in Item 10 of the Basic Lease Provisions, and agree that Landlord shall be responsible for the payment of brokerage commissions to those broker(s) pursuant to a separate written agreement between Landlord and the broker(s) unless otherwise provided in this Lease.  It is understood and agreed that Landlord’s Broker represents only Landlord in this transaction and that Tenant’s Broker (if any) represents only Tenant.  Each party warrants that it has had no dealings with any other real estate broker or agent in connection with the negotiation of this Lease, and agrees to indemnify and hold the other party harmless from any cost, expense or liability (including reasonable attorneys’ fees) for any compensation, commissions or charges claimed by any other real estate broker or agent employed by the indemnifying party in connection with the negotiation of this Lease.  The foregoing agreement shall survive the termination of this Lease.

ARTICLE XIX.

TRANSFER OF LANDLORD’S INTEREST

In the event of any transfer of Landlord’s interest in the Premises, the transferor shall be automatically relieved of all further obligations on the part of Landlord, and the transferor shall be relieved of any obligation to pay any funds in which Tenant has an interest to the extent that such funds have been turned over, subject to that interest, to the transferee and Tenant is notified of the transfer as required by law.  No beneficiary of a deed of trust to which this Lease is or may be subordinate, and no landlord under a so-called sale-leaseback, shall be responsible in connection with the Security Deposit, unless the mortgagee or beneficiary under the deed of trust or the landlord actually receives the Security Deposit.  It is intended that the covenants and obligations contained in this Lease on the part of Landlord shall, subject to the foregoing, be binding on Landlord, its successors and assigns, only during and with respect to obligations arising during their respective successive periods of ownership.

ARTICLE XX.

INTERPRETATION

SECTION 20.1     GENDER AND NUMBER.  Whenever the context of this Lease requires, the words “Landlord” and “Tenant” shall include the plural as well as the singular, and words used in neuter, masculine or feminine genders shall include the others.

SECTION 20.2     HEADINGS.  The captions and headings of the articles and sections of this Lease are for convenience only, are not a part of this Lease and shall have no effect upon its construction or interpretation.

SECTION 20.3     JOINT AND SEVERAL LIABILITY.  If more than one person or entity is named as Tenant, the obligations imposed upon each shall be joint and several and the act of or notice from, or notice or refund to, or the signature of, any one or more of them shall be binding on all of them with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, termination or modification of this Lease.

SECTION 20.4     SUCCESSORS.  Subject to Articles IX and XIX, all rights and liabilities given to or imposed upon Landlord and Tenant shall extend to and bind their respective heirs, executors, administrators, successors and assigns.  Nothing contained in this Section is intended, or shall be construed, to grant to any person other than Landlord and Tenant and their successors and assigns any rights or remedies under this Lease.

SECTION 20.5     TIME OF ESSENCE.  Time is of the essence with respect to the performance of every provision of this Lease.

SECTION 20.6     CONTROLLING LAW/VENUE.  This Lease shall be governed by and interpreted in accordance with the laws of the State of California.  Any litigation commenced concerning any matters whatsoever arising out of or in any way connected to this Lease shall be initiated in the Superior Court of the county in which the Site is located.

SECTION 20.7     SEVERABILITY.  If any term or provision of this Lease, the deletion of which would not adversely affect the receipt of any material benefit by either party or the deletion of which is consented to by the party adversely affected, shall be held invalid or unenforceable to any extent, the remainder of this Lease shall not be affected and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

SECTION 20.8     WAIVER AND CUMULATIVE REMEDIES.  One or more waivers by Landlord or Tenant of any breach of any term, covenant or condition contained in this Lease shall not be a waiver of any subsequent breach of the same or any other term, covenant or condition.  Consent to any act by one of the parties shall not be deemed to render unnecessary the obtaining of that party’s consent to any subsequent act.  No breach by Tenant of this Lease shall be deemed to have been waived by Landlord unless the waiver is in a writing signed by Landlord.  The rights and remedies of Landlord under this Lease shall be cumulative and in addition to any and all other rights and remedies which Landlord may have.

SECTION 20.9     INABILITY TO PERFORM.  In the event that either party shall be delayed or hindered in or prevented from the performance of any work or in performing any act required under this Lease by reason of any cause beyond the reasonable control of that party, other than financial inability, then the performance of the work or the doing of the act shall be excused for the period of the delay and the time for performance shall be extended for a period equivalent to the period of the delay.  The provisions of this Section shall not operate to excuse Tenant from the prompt payment of rent or excuse either party from the timely performance of any other obligation under this Lease within that party’s reasonable control.

SECTION 20.10     ENTIRE AGREEMENT.  This Lease and its exhibits and other attachments cover in full each and every agreement of every kind between the parties concerning the Premises, the Building and the Site, and all preliminary negotiations, oral agreements, understandings and/or practices, except those contained in this Lease, are superseded and of no further effect.  Tenant waives its rights to rely on any representations or promises made by Landlord or others which are not contained in this Lease.  No verbal agreement or implied covenant shall be held to modify the provisions of this Lease, any statute, law, or custom to the contrary notwithstanding.

SECTION 20.11     QUIET ENJOYMENT.  Upon the observance and performance of all the covenants, terms and conditions on Tenant’s part to be observed and performed, and subject to the other provisions of this Lease, Tenant shall have the right of quiet enjoyment and use of the Premises for the Term without hindrance or interruption by Landlord or any other person claiming by or through Landlord.

SECTION 20.12     SURVIVAL.  All covenants of Landlord or Tenant which reasonably would be intended to survive the expiration or sooner termination of this Lease, including without limitation any warranty or indemnity hereunder, shall so survive and continue to be binding upon and inure to the benefit of the respective parties and their successors and assigns.

SECTION 20.13     INTERPRETATION.  This Lease shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Lease.

ARTICLE XXI.

EXECUTION AND RECORDING

SECTION 21.1     COUNTERPARTS.  This Lease may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

SECTION 21.2     CORPORATE, LIMITED LIABILITY COMPANY AND PARTNERSHIP AUTHORITY.  If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of the corporation, limited liability company or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, and that this Lease is binding upon the corporation, limited liability company or partnership in accordance with its terms.  Tenant shall, at Landlord’s request, deliver a certified copy of its board of directors’ resolution, operating agreement or partnership agreement or certificate authorizing or evidencing the execution of this Lease.

SECTION 21.3     EXECUTION OF LEASE; NO OPTION OR OFFER.  The submission of this Lease to Tenant shall be for examination purposes only, and shall not constitute an offer to or option for Tenant to lease the Premises.  Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Lease to Tenant, it being intended that this Lease shall only become effective upon execution by Landlord and Tenant and delivery of a fully executed counterpart to Tenant.

SECTION 21.4     RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes. Landlord acknowledges that Tenant is a publicly traded company and that, provided that Tenant first removes all exhibits attached to this Lease (including but not limited to removal of Exhibit X and Exhibit Y) prior to any such filing, a copy of this Lease minus the attached exhibits may need to be filed with the Securities and Exchange Commission as an exhibit to a current, interim or annual report.

SECTION 21.5     AMENDMENTS.  No amendment or termination of this Lease shall be effective unless in writing signed by authorized signatories of Tenant and Landlord, or by their respective successors in interest.  No actions, policies, oral or informal arrangements, business dealings or other course of conduct by or between the parties shall be deemed to modify this Lease in any respect.

SECTION 21.6     EXECUTED COPY.  Any fully executed photocopy or similar reproduction of this Lease shall be deemed an original for all purposes.

SECTION 21.7     ATTACHMENTS.  All exhibits, amendments, riders and addenda attached to this Lease are hereby incorporated into and made a part of this Lease.

ARTICLE XXII.

MISCELLANEOUS
SECTION 22.1     CHANGES REQUESTED BY LENDER.  If, in connection with obtaining financing for the Building or Site, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

SECTION 22.2     MORTGAGEE PROTECTION.  No act or failure to act on the part of Landlord which would otherwise entitle Tenant to be relieved of its obligations hereunder shall result in such a release or termination unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage encumbering the Premises whose address has been furnished to Tenant in writing and (b) such beneficiary is afforded a reasonable opportunity to cure the default by Landlord (which in no event shall be less than sixty (60) days), including, if necessary to effect the cure, time to obtain possession of the Premises by power of sale or judicial foreclosure provided that such foreclosure remedy is diligently pursued.  Tenant agrees that each beneficiary of a deed of trust or mortgage encumbering the Premises is an express third party beneficiary hereof, Tenant shall have no right or claim for the collection of any deposit from such beneficiary or from any purchaser at a foreclosure sale unless such beneficiary or purchaser shall have actually received and not refunded the deposit, and Tenant shall comply with any written directions by any beneficiary to pay rent due hereunder directly to such beneficiary without determining whether a default exists under such beneficiary’s deed of trust.

SECTION 22.3     COVENANTS AND CONDITIONS.  All of the provisions of this Lease shall be construed to be conditions as well as covenants as though the words specifically expressing or imparting covenants and conditions were used in each separate provision.

SECTION 22.4     SECURITY MEASURES.  Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or the Site.  Tenant assumes all responsibility for the protection of Tenant, its employees, agents, invitees and property from acts of third parties.  Nothing herein contained shall prevent Landlord, at its sole option, from providing security protection for the Site or any part thereof, at Landlord’s cost.

SECTION 22.5     SDN LIST.  Tenant hereby represents and warrants that neither Tenant nor any officer, director, employee, partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).  In the event Tenant or any Tenant Party is or becomes listed as an SDN, Tenant shall be deemed in breach of this Lease and Landlord shall have the right to terminate this Lease immediately upon written notice to Tenant.

SECTION 22.6     FURNITURE, FIXTURES AND EQUIPMENT (“FF&E”).  Tenant shall have use of all FF&E located in the Premises as of the Commencement Date, including but not limited to, furniture systems, security systems, filing systems and the UPS, for the lease term, and any extension terms, at no additional cost to Tenant.  Landlord shall provide an inventory of such FF&E to Tenant prior to Tenant’s possession of the Premises.  Landlord to also provide an inventory of additional furniture available to Tenant during the term of the Lease should Tenant desire to reconfigure the Premises for an increased headcount.  Tenant shall not remove any FF&E from the Premises without Landlord’s prior written consent.  Tenant shall maintain the FF&E in the same condition as existed on the Commencement Date, reasonable wear and tear excepted, and shall be liable for any cost to restore the FF&E to such condition.

SECTION 22.7     SECURITY BADGES.  There shall be a Ten Dollar ($10.00) per security badge charge to cover Landlord’s costs of providing such security badges.

LANDLORD:	TENANT:
XILINX, INC., a Delaware corporation By:_________________________________ Name: Jon Olson Its: Sr. Vice President & CFO	SONICWALL, INC., a California corporation By:_________________________________ Name: Frederick M. Gonzalez Its: Vice President, General Counsel & Corporate Secretary

EXHIBIT A

Floor Plan of Premises

Laboratory Space Conversion
IT Space
2001 Logic Drive
1st Floor

A-1

EXHIBIT A (Continued)

Floor Plan of Premises

A-2

EXHIBIT B

Diagram of Site (Building and Premises shown as Building 5)

Conference Rooms: LC1 and LC2
Cafeteria
Reserved Parking - 20 Spaces
HIGHWAY 85
LOGIC DRIVE
LANDSCAPE
Xilinx Building 1
Xilinx Building 2
Xilinx Building 3
Xilinx Building 4
Xilinx Building 5

B-1

EXHIBIT C

TENANT’S INSURANCE

The following requirements for Tenant’s insurance shall be in effect at the Building, and Tenant shall also cause any subtenant to comply with these requirements.  Landlord reserves the right to adopt reasonable nondiscriminatory modifications and additions to these insurance requirements.  Tenant agrees to obtain and present evidence to Landlord that it has fully complied with the insurance requirements.

1.           Tenant shall, at its sole cost and expense, commencing on the date Tenant is given access to the Premises for any purpose and during the entire Term, procure, pay for and keep in full force and effect:  (i) commercial general liability insurance with respect to the Premises and the operations of or on behalf of Tenant in, on or about the Premises, including but not limited to coverage for personal injury, contractual liability, independent contractors, broad form property damage, fire legal liability, products liability (if a product is sold from the Premises), and liquor law liability (if alcoholic beverages are sold, served or consumed within the Premises), which policy(ies) shall be written on an “occurrence” basis and for not less than the amount set forth in Item 14 of the Basic Lease Provisions, with a combined single limit (with a $50,000 minimum limit on fire legal liability) per occurrence for bodily injury, death, and property damage liability, or the current limit of liability carried by Tenant, whichever is greater, and subject to such increases in amounts as Landlord may determine from time to time; (ii) workers’ compensation insurance coverage as required by law, together with employers’ liability insurance of at least One Million Dollars ($1,000,000.00); (iii) with respect to Alterations and the like required or permitted to be made by Tenant under this Lease, builder’s risk insurance in an amount equal to the replacement cost of the work; (iv) insurance against fire, vandalism, malicious mischief and such other additional perils as may be included in a standard “special form” policy, insuring Tenant’s Alterations, trade fixtures, furnishings, equipment and items of personal property of Tenant located in the Premises, in an amount equal to not less than ninety percent (90%) of their actual replacement cost (with replacement cost endorsement); and (v) business interruption coverage in amounts satisfactory to cover one (1) year of loss.  In no event shall the limits of any policy be considered as limiting the liability of Tenant under this Lease.

2.           All policies of insurance required to be carried by Tenant pursuant to this Exhibit C shall be written by responsible insurance companies authorized to do business in the State of California and with a general policyholder rating of not less than “A-” and financial rating of not less than “VIII” in the most current Best’s Insurance Report.  The deductible or other retained limit under any policy carried by Tenant shall be commercially reasonable, and Tenant shall be responsible for payment of such retained limit with full waiver of subrogation in favor of Landlord.  Any insurance required of Tenant may be furnished by Tenant under any blanket policy carried by it or under a separate policy.  A true and exact copy of each paid up policy evidencing the insurance (appropriately authenticated by the insurer) or a certificate of insurance, certifying that the policy has been issued, provides the coverage required by this Exhibit C and contains the required provisions, together with endorsements acceptable to Landlord evidencing the waiver of subrogation and additional insured provisions required below, shall be delivered to Landlord prior to the date Tenant is given the right of possession of the Premises.  Proper evidence of the renewal of any insurance coverage shall also be delivered to Landlord not less than thirty (30) days prior to the expiration of the coverage.  In the event of a loss covered by any policy under which Landlord is an additional insured, Landlord shall be entitled to review a copy of such policy.

C-1

3.           Each policy evidencing insurance required to be carried by Tenant pursuant to this Exhibit C shall contain the following provisions and/or clauses satisfactory to Landlord:  (i) with respect to Tenant’s commercial general liability insurance, a provision that the policy and the coverage provided shall be primary and that any coverage carried by Landlord shall be in excess of and noncontributory with respect to any policies carried by Tenant, together with a provision including Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions and any other parties in interest designated by Landlord, as additional insureds; (ii) except with respect to Tenant’s commercial general liability insurance, a waiver by the insurer of any right to subrogation against Landlord, its agents, employees, contractors and representatives which arises or might arise by reason of any payment under the policy or by reason of any act or omission of Landlord, its agents, employees, contractors or representatives; and (iii) a provision that the insurer will not cancel or change the coverage provided by the policy without first giving Landlord thirty (30) days prior written notice.  Tenant shall also name Landlord, the Additional Insureds identified in Item 11 of the Basic Lease Provisions and any other parties in interest designated by Landlord, as additional insureds on any excess or umbrella liability insurance policy carried by Tenant.

4.           In the event that Tenant fails to procure, maintain and/or pay for, at the times and for the durations specified in this Exhibit C, any insurance required by this Exhibit C, or fails to carry insurance required by any governmental authority, Landlord may at its election procure that insurance and pay the premiums, in which event Tenant shall repay Landlord all sums paid by Landlord, together with interest at the maximum rate permitted by law and any related costs or expenses incurred by Landlord, within ten (10) days following Landlord’s written demand to Tenant.

NOTICE TO TENANT:  IN ACCORDANCE WITH THE TERMS OF THIS LEASE, TENANT MUST PROVIDE EVIDENCE OF THE REQUIRED INSURANCE TO LANDLORD PRIOR TO BEING AFFORDED ACCESS TO THE PREMISES.

C-2

EXHIBIT D

RULES AND REGULATIONS

This Exhibit sets forth the rules and regulations governing Tenant’s use of the Premises leased to Tenant pursuant to the terms, covenants and conditions of the Lease to which this Exhibit is attached and therein made part thereof.  In the event of any conflict or inconsistency between this Exhibit and the Lease, the Lease shall control.

1.           Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall, which may appear unsightly from outside the Premises.

2.           The walls, walkways, sidewalks, entrance passages, elevators, stairwells, courts and vestibules shall not be obstructed or used for any purpose other than ingress and egress of pedestrian travel to and from the Premises, and shall not be used for smoking, loitering or gathering, or to display, store or place any merchandise, equipment or devices, or for any other purpose.  The walkways, sidewalks, entrance passageways, courts, vestibules and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant’s business unless such persons are engaged in illegal activities.  Smoking is permitted outside the building and within the Site only in areas designated by Landlord.  Neither Tenant nor its employees, agents, contractors, invitees or licensees shall bring any firearm, whether loaded or unloaded, into the Site at any time.  No tenant or employee or invitee or agent of any tenant shall be permitted upon the roof of the Building without prior written approval from Landlord.

3.           No awnings or other projection shall be attached to the outside walls of the Building.  No security bars or gates, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.  Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord.

4.           Tenant shall not mark, nail, paint, drill into, or in any way deface any part of the Premises or the Building except to affix standard pictures or other wall hangings on the interior walls of the premises so long as they are not visible from the exterior of the building.  Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord in writing.  The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Tenant.

5.           The toilet rooms, urinals, wash bowls and other plumbing apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.  Any pipes or tubing used by Tenant to transmit water to an appliance or device in the Premises must be made of copper or stainless steel, and in no event shall plastic tubing be used for that purpose.  The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, caused it.

6.           Landlord shall direct electricians as to the manner and location of any future telephone wiring.  No boring or cutting for wires will be allowed without the prior consent of Landlord.  The locations of the telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord.

7.           The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises.  No exterior storage shall be allowed at any time without the prior written approval of Landlord.  The Premises shall not be used for cooking or washing clothes without the prior written consent of Landlord, or for lodging or sleeping or for any immoral or illegal purposes.

8.           Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, noise, or otherwise.  Tenant shall not use, keep or permit to be used, or kept, any foul or obnoxious gas or substance in the Premises or permit or suffer the Premises to be used or occupied in any manner offensive or objectionable to Landlord or other occupants of this or neighboring buildings or premises by reason of any odors, fumes or gases.

9.           No animals, except for seeing eye dogs, shall be permitted at any time within the Premises.

10.           Tenant shall not use the name of the Building or the Site in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord.  Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord’s reasonable opinion, tends to impair the reputation of the Site or its desirability for its intended uses, and upon written notice from Landlord any Tenant shall refrain from or discontinue such advertising.

11.           Canvassing, soliciting, peddling, parading, picketing, demonstrating or otherwise engaging in any conduct that unreasonably impairs the value or use of the Premises or the Site are prohibited and each Tenant shall cooperate to prevent the same.  Landlord shall have full and absolute authority to regulate or prohibit the entrance to the Premises of any vendor, supplier, purveyor, petitioner, proselytizer or other similar person if, in the good faith judgment of Landlord, such person will be involved in general solicitation activities, or the proselytizing, petitioning, or disturbance of other tenants or their customers or invitees, or engaged or likely to engage in conduct which may in Landlord’s opinion distract from the use of the Premises for its intended purpose.  Notwithstanding the foregoing, Landlord reserves the absolute right and discretion to limit access to the Buildings by any food or beverage vendor,  invited by Tenant, and Landlord may condition such access upon the vendor’s execution of an entry permit agreement which may contain provisions for insurance coverage and/or the payment of a fee to Landlord.

12.           No equipment of any type shall be placed on the Premises which in Landlord’s opinion exceeds the load limits of the floor or otherwise threatens the soundness of the structure or improvements of the Building.

13.           Regular building hours of operation are from 6:00 AM to 6:00 PM Monday through Friday and 9:00 AM to 1:00 PM on Saturday.  No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the prior written consent of Landlord.

14.           The entire Premises, including vestibules, entrances, parking areas, doors, fixtures, windows and plate glass, shall at all times be maintained in a safe, neat and clean condition by Tenant.  All trash, refuse and waste materials shall be regularly removed from the Premises by Tenant and placed in the containers at the locations designated by Landlord for refuse collection.  All cardboard boxes must be “broken down” prior to being placed in the trash container.  All styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance.  Pallets must be immediately disposed of by tenant and may not be disposed of in the Landlord provided trash container or enclosures.  Pallets may be neatly stacked in an exterior location on a temporary basis (no longer than 5 days) so long as Landlord has provided prior written approval.  The burning of trash, refuse or waste materials is prohibited.

15.           Tenant shall use at Tenant’s cost such pest extermination contractor as Landlord may direct and at such intervals as Landlord may require.

16.           All keys for the Premises shall be provided to Tenant by Landlord and Tenant shall return to Landlord any of such keys so provided upon the termination of the Lease.  Tenant shall not change locks or install other locks on doors of the Premises, without the prior written consent of Landlord.  In the event of loss of any keys furnished by Landlord for Tenant, Tenant shall pay to Landlord the costs thereof.  Upon the termination of its tenancy, Tenant shall deliver to Landlord all the keys to lobby(s), suite(s) and telephone & electrical room(s) which have been furnished to Tenant or which Tenant shall have had made.

17.           No person shall enter or remain within the Site while intoxicated or under the influence of liquor or drugs.  Landlord shall have the right to exclude or expel from the Site any person who, in the absolute discretion of Landlord, is under the influence of liquor or drugs.

18.           The moving of large or heavy objects shall occur only between those hours as may be designated by, and only upon previous written notice to, Landlord, and the persons employed to move those objects in or out of the Building must be reasonably acceptable to Landlord.  Without limiting the generality of the foregoing, no freight, furniture or bulky matter of any description shall be received into or moved out of the lobby of the Building or carried in the elevator.

19.           Tenant shall not install equipment, such as but not limited to electronic tabulating or computer equipment, requiring electrical or air conditioning service in excess of that to be provided by Landlord under the Lease without prior written consent of Landlord.

20.           Landlord reserves the right to reasonably amend or supplement the foregoing Rules and Regulations on a non-discriminatory basis and to adopt and promulgate additional rules and regulations applicable to the Premises.  At least fifteen (15) prior to their effective date, written notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Tenant.

EXHIBIT X

WORK LETTER

Construction of Tenant Improvements with Landlord’s Contribution

1.           Definitions.

(a)           The term “Tenant Improvements” shall mean those improvements that Landlord is obligated to construct in the Premises pursuant to plans and specifications developed therefor in accordance with Paragraph 2(a) below.

(b)           The term “Tenant Improvement Costs” shall include but not be limited to all sums (1) paid to contractors for labor and materials furnished in connection with construction of the Tenant Improvements pursuant to Paragraph 2 below; (2) all costs, expenses, payments, fees, and charges whatsoever paid or incurred by Landlord to or at the direction of any city, county, or other governmental authority or agency which are required to be paid by Landlord in order to obtain all necessary governmental permits, licenses, inspections and approvals relating to the construction of the Tenant Improvements and the use and occupancy of the Premises, including without limitation all in lieu fees and utility fees; (3) engineering and architectural fees for services required in connection with the design and construction of the Tenant Improvements; and (4) premiums, if any, for course of construction insurance and for payment and completion bonds relating only to construction of the Tenant Improvements.

(c)           Landlord shall provide a “Tenant Improvement Allowance” of Five Hundred Seventy-Six Thousand Dollars ($576,000.00) (the “Landlord’s Contribution”), based on Eight Dollars ($8.00) per rentable square foot of the Premises. If the actual cost of completion of the Tenant Improvements and costs of furniture, fixtures, and equipment for the Premises is less than the maximum amount provided for the Landlord’s Contribution, such savings shall inure to the benefit of Landlord and Tenant shall not be entitled to any credit or payment.

2.           Procedure and Time Schedules.

(a)           Approval of Plans.  Within twenty (20) days after execution of this Lease by both parties hereto, Tenant shall prepare and submit to Landlord preliminary plans, specifications and working drawings for the Tenant Improvements which Tenant desires Landlord to construct on the Premises.  As soon as the final plans, specifications and working drawings are completed, Landlord shall deliver the same to Tenant for its approval, which shall not be unreasonably withheld, and which shall be based solely upon whether such final plans are consistent with the preliminary plans.  In all events, the parties shall use their best efforts to reach agreement so that such plans may be submitted for governmental approval within seven (7) days from submission of such plans to Tenant for its approval.  If Landlord and Tenant agree on such plans, they shall indicate their approval thereof by initialing and dating the same.  Landlord or its agent shall submit such final plans, specifications and working drawings to all appropriate governmental agencies for approval.  Landlord shall notify Tenant of any changes required by any governmental agencies, and Tenant shall have seven (7) days thereafter to indicate its approval thereof.   The final plans, specifications and working drawings as approved, and all change orders specifically permitted pursuant to subparagraph (c) below, shall be referred to herein as the “Approved Plans.”

(b)           Contractors.  The Tenant Improvements shall be constructed by a general contractor (the “Contractor”) selected by Landlord and approved by Tenant, in its reasonable discretion. Contractor shall competitively bid all Tenant Improvement Work that is to be subcontracted.  All parties shall use their best efforts to complete the preparation and approval of the Approved Plans so that construction contracts may be executed to ensure completion on or before September 1, 2009 (the “Target Completion Date”).

(c)           Changes To Approved Plans for Tenant Improvements.  Once the Approved Plans have been finally approved by Landlord and Tenant as provided above, then thereafter neither party shall have the right to order extra work or change orders with respect to the construction of the Tenant Improvements without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.  All extra work or change orders requested by either Landlord or Tenant shall be made in writing, shall specify the amount of delay or the time saved resulting therefrom, shall specify any added or reduced cost resulting therefrom, shall specify which party shall pay such costs and the manner of payment and shall become effective and a part of the Approved Plans once approved in writing by both parties.

(d)           Commencement and Completion of the Tenant Improvements.  As soon as (1) the Approved Plans have been developed as provided above, and (2) all necessary governmental approvals have been obtained, then Landlord shall thereafter commence construction of such improvements and shall diligently prosecute such construction to completion, taking commercially reasonable efforts so that the Tenant Improvements are  substantially completed by the Target Completion Date.  Such improvements shall be constructed by Landlord substantially in accordance with the Approved Plans, and in compliance with all applicable regulations, ordinances, building codes, and statutes of lawful governmental authority.

(e)           Payment of Cost of Tenant Improvements.

(i)           Landlord shall pay all Tenant Improvement Costs up to an amount equal to the Tenant Improvement Allowance. Tenant shall pay any excess Tenant Improvement Costs over and above the Tenant Improvement Allowance (the “Tenant Contribution”).

(ii)           After approval of the original Approved Plans by Landlord and Tenant, Landlord shall obtain from the Contractor a budget (the “TI Budget”) setting forth the estimated cost of the Tenant Improvements prior to any subsequent change orders.  An estimate of the Tenant Contribution shall be determined based on the TI Budget (the “Estimated Tenant Contribution”).

(iii)           Prior to commencement of construction of the Tenant Improvements, Tenant shall deposit the Estimated Tenant Contribution into an interest-bearing account (the “Construction Cost Account”) at a banking institution reasonably acceptable to both parties.  The Construction Cost Account shall be established as a dual-signature account, requiring the authorization of both Landlord and Tenant for any and all withdrawals.  If any change orders are made to the Approved Plans that increase the estimated cost for the Tenant Improvements above the amount estimated in the TI Budget, then Tenant shall promptly deposit cash in the amount of the increased cost into the Construction Cost Account.  The Estimated Tenant Contribution plus any additional amounts deposited in the Construction Cost Account by Tenant, less any withdrawals made to pay for the Tenant Improvements, shall remain in the Construction Cost Account until completion of the Tenant Improvements.

(iv)           Landlord shall submit invoices to Tenant promptly after Contractor submits such invoices to Landlord for the costs of completed Tenant Improvements.  Upon delivery by Landlord to Tenant of invoices from Contractor for completed Tenant Improvements, Tenant and Landlord shall authorize payment of such invoices from the Construction Cost Account until all funds held in the Construction Cost Account have been depleted.

(v)           Upon exhaustion of all funds held in the Construction Cost Account, Landlord shall deduct the costs for the Tenant Improvement Costs from the Tenant Improvement Allowance.  The Tenant Improvement Allowance shall be paid out of Landlord’s general funds, with any remaining balance commingled with Landlord’s other general funds.

(vi)           In the event the amount of the Tenant Contribution is higher than the amount of the Estimated Tenant Contribution made by Tenant plus any additional amount deposited by Tenant in the Construction Cost Account, the difference shall be paid to Landlord by Tenant promptly after presentation by Landlord of final invoices from Contractor and/or lien releases evidencing such increase. In the event the amount of the Tenant Contribution is less than the amount of the Estimated Tenant Contribution made by Tenant plus any additional amount deposited by Tenant in the Construction Cost Account, the difference shall be paid in cash by Landlord to Tenant within thirty (30) days of completion of the Tenant Improvements.

3.           Delay In Completion Caused By Tenant.  The parties hereto acknowledge that the date on which Tenant’s obligation to pay the monthly Basic Rent would otherwise commence may possibly be delayed because of, among other things:  (a) Tenant’s failure to promptly review and approve plans for the Tenant Improvements submitted by Landlord within the time period required; (b) Tenant’s request for special materials, finishes, or installations which are not readily available and cause a delay; (c) change orders requested by Tenant and approved by Landlord that cause a delay; (d) Tenant’s failure to complete any of its own improvement work to the extent Tenant delays completion by appropriate governmental authorities of their final inspection and approval of Tenant Improvements to be constructed by Landlord; or (e) interference with construction of the Tenant Improvements caused by Tenant or by Tenant’s contractors or subcontractors that causes a delay.

It is the intent of the parties hereto that Tenant’s obligation to pay the monthly Basic Rent not be delayed by any of such causes,  and in the event it is so delayed, then Tenant’s obligation to pay the monthly Basic Rent shall commence as of the date it would otherwise have commenced absent said delay caused by Tenant.

4.           Delivery of Possession.  When the Tenant Improvements are substantially completed, Landlord and Tenant shall together walk through and inspect the Premises and Tenant Improvements so completed (which inspection shall include the testing of all utility facilities, lighting, HVAC equipment, and other service equipment affecting the Premises, and an inspection of all ceilings, walls, and floors) using their best efforts to discover all uncompleted or defective construction.  After such inspection has been completed, a list of “punchlist” items shall be prepared by Landlord which the parties agree are to be corrected by Landlord.  Landlord shall use its best efforts to complete and/or repair such punchlist items within thirty (30) days.  Tenant’s taking possession of the Premises shall be deemed to be an acceptance by Tenant of the Premises as complete and in accordance with the terms of this Lease, subject to completion of the punchlist items within said period and subject only to the warranty contained in Section 2.2(d)(i), 2.2(d)(ii) and 2.2(d)(iii) of the Lease. For any item or items of Tenant Improvements, if any, for which Tenant shall have any maintenance, repair or replacement obligation under the Lease, Landlord shall assign on a non-exclusive basis any construction warranties or enforce such warranties on Tenant’s behalf.

EXHIBIT Y

BASIC RENT AND SECURITY DEPOSIT

Basic Rent:

Commencing on the Commencement Date, the Basic Rent shall be Zero Dollars ($0.00) per month, based on $0.00 per rentable square foot.  Tenant shall not pay Operating Expenses (as hereinafter defined) during the three-month period in which Basic Rent is $0.00 per rentable square foot.

Basic Rent is subject to adjustment as follows:

Commencing in the third (3rd) calendar month following the month in which the Commencement Date occurs and on the same day of the month as the Commencement Date (the “Rent Commencement Date”) (for example, if the Commencement Date is September 15, 2009, then commencing on December 15, 2009), the Basic Rent shall be [* * *].

Commencing on the first (1st) anniversary of the Commencement Date, the Basic Rent shall be [* * *].

Commencing on the second (2nd) anniversary of the Commencement Date, the Basic Rent shall be [* * *].

Commencing on the third (3rd) anniversary of the Commencement Date, the Basic Rent shall be [* * *].

Commencing on the fourth (4th) anniversary of the Commencement Date, the Basic Rent shall be [* * *].

Commencing on the first (1st) day of the Extension Term (as defined in Section 3.3(a)), the Basic Rent shall be [* * *].

Security Deposit:  [* * *]

Y-1

AMENDMENT TO
LEASE AGREEMENT

Xilinx, Inc., (“Landlord”) and Sonicwall, Inc., (“Tenant”) hereby agree to amend the Lease Agreement previously executed on the 19th day if June, 2009 by the parties (the “Agreement”) to expressly include the following (this “Amendment”).  This Amendment shall be effective as of the last date signed hereto.

The parties hereby agree to delete Section 21.4 entitled Recordings in its entirety and replace it with the following:

SECTION 21.4     RECORDING.  Tenant shall not record this Lease without the prior written consent of Landlord.  Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes. Landlord acknowledges that Tenant is a publicly traded company and that, a copy of this Lease may need to be filed with the Securities and Exchange Commission as an exhibit to a current, interim or annual report.  In the event Exhibits X and Y are required to be included in such filing, Tenant agrees to consult with Landlord to ensure confidential treatment for any information contained in such exhibits, to the degree Landlord deems necessary.

Except as otherwise expressly amended, the original Agreement remains in full force and effect according to its terms.

TENANT                                LANDLORD

SONICWALL, INC.                                                                           XILINX, INC.

By:______________________________	By:______________________________

______________________________        ____________________________
(Print Name)                                                                           (Print Name)
Title: ____________________________	Title: ____________________________

Date: ____________________________	Date: ____________________________